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Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Case No. 02-12834 and 02-41729 through 02-41957*
Chapter 11

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(Name of Debtors)

Monthly Operating Report for
the period ended February 28, 2005**

Debtors' Address:
5619 DTC Parkway
Greenwood Village, CO 80111

Willkie Farr & Gallagher LLP

(Debtors' Attorneys)

Monthly Operating Income: $25,386
($ in thousands)

Report Preparer:

        The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.**

Date: March 24, 2005

/s/ SCOTT D. MACDONALD Scott D. Macdonald Senior Vice President and Chief Accounting Officer

Indicate if this is an amended statement by checking here

AMENDED STATEMENT

*
Refer to Schedule VI for a listing of Debtors by Case Number.

**
All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report. The presentation in this Monthly Operating Report reflects the restatement of the Company's (as defined herein) books and records and the correction of misapplications of generally accepted accounting principles in the United States of America ("GAAP") that occurred during the time period when members of the family of John J. Rigas ("Rigas Family") held all of the senior executive positions at Adelphia Communications Corporation ("Adelphia") and constituted five of the nine members of the board of directors of Adelphia (collectively, "Rigas Management"). Thus, the presentation in this Monthly Operating Report may not be comparable to Monthly Operating Reports for months prior to December 31, 2004.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED BALANCE SHEET
(Dollars in thousands, except share data)

February 28, 2005
ASSETS:
Current assets:
Cash and cash equivalents	$367,950
Restricted cash	5,185
Accounts receivables, net	111,772
Other current assets	171,439

Total current assets	656,346

Noncurrent assets:
Restricted cash	3,084
Investments in equity affiliates	226,764
Related party receivables	17,850
Property and equipment, net	4,285,961
Intangible assets, net	7,450,389
Other noncurrent assets, net	105,466

Total assets	$12,745,860

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$129,897
Subscriber advance payments and deposits	29,467
Accrued liabilities	500,849
Deferred income	29,096
Current portion of parent and subsidiary debt	613,195

Total current liabilities	1,302,504

Noncurrent liabilities:
Other liabilities	120,955
Deferred income	81,021
Deferred income taxes	697,639

Total noncurrent liabilities	899,615
Liabilities subject to compromise	18,352,302

Total liabilities	20,554,421

Minority's interest in equity of subsidiary	89,410
Stockholders' equity:
Series preferred stock	397
Class A and Class B common stock, $.01 par value, 1,500,000,000 shared authorized, 254,842,636 shares issued and outstanding	2,548
Additional paid-in capital	9,566,669
Accumulated other comprehensive income	826
Accumulated deficit	(16,654,343)
Treasury stock, at cost	(27,937)

(7,111,840)
Amounts due from the Rigas Family and Rigas Family Entities, net	(786,131)

Total stockholders' equity	(7,897,971)

Total liabilities and stockholders' equity	$12,745,860

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

	Month Ended February 28, 2005	Thirty-two Months Ended February 28, 2005
Revenue	$335,990	$9,803,419
Cost and expenses:
Direct operating and programming	195,770	6,397,297
Selling, general and administrative	28,427	727,334
Investigation and re-audit related fees	7,155	194,381
Depreciation and amortization	82,346	3,080,895
Impairment of long-lived assets	—	2,019,162
Provision for uncollectible amounts due from TelCove	—	13,899
Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities	—	42,029
Gains on dispositions of long-lived assets, net	(3,094)	(7,735)

Total costs and expenses	310,604	12,467,262

Operating income (loss)	25,386	(2,663,843)
Other income (expense):
Interest expense, net of amounts capitalized (contractual interest expense was $95,634 and $3,011,054 during February 2005 and during the thirty-two months ended February 28, 2005, respectively)	(41,161)	(1,075,007)
Impairment of cost and available for sale investments	—	(18,275)
Other income (expense), net	169	(234,354)

Total other expense, net	(40,992)	(1,327,636)
Loss from continuing operations before reorganization expenses, income taxes, share of earnings (losses) of equity affiliates and minority's interest	(15,606)	(3,991,479)
Reorganization expenses due to bankruptcy	(555)	(226,876)

Loss from continuing operations before income taxes, share of earnings (losses) of equity affiliates and minority's interest	(16,161)	(4,218,355)
Income tax (expense) benefit	—	(171,671)
Share of earnings (losses) of equity affiliates, net	128	(121,451)
Minority's interest in loss of subsidiary, net	853	73,306

Loss from continuing operations	(15,180)	(4,438,171)
Discontinued operations, net (includes $97,902 related to the cost of TelCove settlement)	—	(128,066)

Net loss	(15,180)	(4,566,237)
Beneficial conversion feature	—	(19,419)

Net loss applicable to common stockholders	$(15,180)	$(4,585,656)

Basic and diluted loss per weighted average share of common stock	$(0.06)	$(18.07)

Basic and diluted weighted average shares of common stock outstanding (in thousands)	253,748	253,748

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Month Ended February 28, 2005	Thirty-two Months Ended February 28, 2005
Cash flows from operating activities:
Net loss	$(15,180)	$(4,566,237)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	82,346	3,080,895
Impairment of long-lived assets	—	2,019,162
Provision for uncollectible amounts due from TelCove	—	13,899
Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities	—	42,029
Gains on dispositions of long-lived assets	(3,094)	(7,735)
Amortization of debt financing costs	4,235	85,890
Impairment of cost and available-for-sale investments	—	18,275
Reorganization expenses due to bankruptcy	555	226,876
Deferred tax expense (benefit)	—	193,590
Share of (earnings) losses of equity affiliates, net	(128)	121,451
Minority's interest in loss of subsidiary, net	(853)	(73,306)
Other noncash gains	—	(958)
Depreciation, amortization and other non-cash items from discontinued operations	—	89,268
Change in operating assets and liabilities	2,928	250,314

Net cash provided by operating activities before payment of reorganization expenses	70,809	1,493,413
Reorganization expenses paid during the period	4,257	(207,606)

Net cash provided by operating activities	75,066	1,285,807

Cash flows from investing activities:
Expenditures for property, plant and equipment	(34,001)	(1,641,320)
Change in restricted cash	(73)	(6,141)
Other	41,542	154,522

Net cash provided by (used in) investing activities	7,468	(1,492,939)

Cash flows from financing activities:
Proceeds from debt	590,000	1,382,062
Repayments of debt	(684,050)	(879,927)
Payment of bank financing costs	(3,590)	(65,400)

Net cash provided by (used in) financing activities	(97,640)	436,735

Change in cash and cash equivalents	(15,106)	229,603
Cash and cash equivalents, beginning of period	383,056	138,347

Cash and cash equivalents, end of period	$367,950	$367,950

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Background and Basis of Presentation

        Adelphia and its consolidated subsidiaries (collectively, the "Company") are engaged primarily in the cable television business. The cable systems owned by the Company are located in 31 states and Brazil. In June 2002, Adelphia and substantially all of its domestic subsidiaries (the "Debtors") filed voluntary petitions to reorganize (the "Chapter 11 Cases") under Chapter 11 of Title 11 ("Chapter 11") of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). For additional information, see Note 2.

        Solely for the purposes of the accompanying unaudited consolidated financial statements, the accounts of Adelphia, including its majority-owned subsidiaries and subsidiaries that are at least 50% owned and controlled by Adelphia, are included with the exception of those subsidiaries (the "Non-Filing Entities") who did not file voluntary petitions under Chapter 11 of the Bankruptcy Code. The Non-Filing Entities as of February 28, 2005 include Palm Beach Group Cable, Inc., Praxis Capital Ventures, L.P., Adelphia Brasil, Ltda, STV Communications and Main Security Surveillance, Inc. As of and for the month ended February 28, 2005, the Non-Filing Entities were not significant to the consolidated results of operations, financial position or cash flows of the filing entities. The accompanying unaudited consolidated financial statements do not include the Rigas Family Entities (defined below).

        These consolidated financial statements (i) have been prepared on a going concern basis, which assumes continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business, and (ii) do not purport to show, reflect or provide for the consequences of the Debtors' Chapter 11 reorganization proceedings. In particular, these consolidated financial statements do not purport to show: (i) as to assets, the amount that may be realized upon their sale or their availability to satisfy liabilities, (ii) as to pre-petition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof, (iii) as to stockholder's equity accounts, the effect of any changes that may be made in the capitalization of the Company, or (iv) as to operations, the effect of any changes that may be made in its business.

        Through May 2002, John J. Rigas, his sons and members of his immediate family served as directors and executive officers of the Company. In May 2002, such Rigas family members resigned from their positions as directors and executive officers of the Company. In addition, although members of the Rigas Family continue to own common stock with a majority of the voting power in Adelphia, the Rigas Family has not been able to exercise such voting power since the Debtors filed for protection under the Bankruptcy Code in June 2002. Prior to May 2002, the Company engaged in numerous transactions that directly or indirectly involved members of the Rigas Family and/or entities in which members of the Rigas Family directly or indirectly held controlling interests (collectively, the "Rigas Family Entities").

        These unaudited consolidated financial statements are not intended to present fairly the financial position of the Company as of February 28, 2005, or the results of its operations or its cash flows for the one and thirty-two month periods ended February 28, 2005 in conformity with GAAP because the accompanying unaudited consolidated financial statements exclude the financial position, results of operations and cash flows of the Non-Filing Entities. All inter-entity transactions between the Debtors are eliminated. Furthermore, the accompanying unaudited consolidated financial statements do not include all of the information and footnote disclosures required by GAAP for complete financial statements. In the opinion of management, all disclosures considered necessary for an informative presentation have been included herein.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 with the Securities and Exchange Commission ("SEC") on December 23, 2004 ("2003 Annual Report"). The Company's website, www.adelphia.com, contains a copy of the 2003 Annual Report. The Company has not completed the preparation of financial statements for periods subsequent to December 31, 2003 and is reviewing its books and records and other information on an on-going basis to determine whether the accompanying unaudited consolidated financial statements of the Debtors should be supplemented or otherwise amended. The Company reserves the right to file, at any time, such supplements or amendments to these accompanying unaudited consolidated financial statements. The accompanying unaudited consolidated financial statements should not be considered an admission regarding any of the Debtors' income, expenditures or general financial condition, but rather, a current compilation of the Debtors' books and records. The Company does not make, and specifically disclaims, any representation or warranty as to the completeness or accuracy of the information set forth herein.

Note 2: Bankruptcy

General

        On June 25, 2002 ("Petition Date"), the Debtors filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. On June 10, 2002, Century Communications Corporation ("Century"), an indirect wholly owned subsidiary of Adelphia, filed a voluntary petition to reorganize under Chapter 11. The Debtors, which include Century, are currently operating their business as debtors-in-possession under Chapter 11.

        On July 11, 2002, a statutory committee of unsecured creditors (the "Creditors' Committee") was appointed, and on July 31, 2002, a statutory committee of equity holders (the "Equity Committee" and, together with the Creditors' Committee, the "Committees") was appointed. The Committees have the right to, among other things, review and object to certain business transactions and may participate in the formulation of the Debtors' plan of reorganization. Under the Bankruptcy Code, the Debtors were provided with specified periods during which only the Debtors could propose and file a plan of reorganization (the "Exclusive Period") and solicit acceptances thereto (the "Solicitation Period"). The Debtors received several extensions of the Exclusive Period and the Solicitation Period from the Bankruptcy Court with the latest extension of the Exclusive Period and the Solicitation Period being through February 17, 2004 and April 20, 2004, respectively. The Debtors filed a motion requesting an additional extension of the Exclusive Period and the Solicitation Period. However, the Equity Committee filed a motion to terminate the Exclusive Period and the Solicitation Period and other objections were filed regarding this request. The Bankruptcy Court has extended the Exclusive Period and the Solicitation Period until the hearing on the motions is held and a determination by the Bankruptcy Court is made. Until such hearing, the Exclusive Period and the Solicitation Period are continuing. No hearing has been scheduled.

        Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most other pending litigation, are stayed and other pre-petition contractual obligations against the Company generally may not be enforced. Absent an order of the Bankruptcy Court, substantially all pre-petition contractual liabilities can only be settled under a plan of reorganization to be voted upon by holders of claims and equity interests and approved by the Bankruptcy Court.

        On February 25, 2004, the Debtors filed their proposed Joint Plan of Reorganization (the "Stand-Alone Plan"), which contemplated their emergence from bankruptcy as a stand-alone entity, and related Disclosure Statement with the Bankruptcy Court. On April 22, 2004, Adelphia announced that it intended to pursue a sale of the Company while simultaneously pursuing the Stand-Alone Plan. On September 21, 2004, Adelphia formally launched its sale process in which potential bidders were invited to submit preliminary indications of interest in Adelphia and its subsidiaries or one or more Company-designated clusters of cable systems. On November 1, 2004, Adelphia, based on the non-binding indications of interest, invited qualified bidders to further participate in the sale process and to submit final legally

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

binding bids in accordance with the bidding procedures approved by the Bankruptcy Court. Final bids were due January 31, 2005. Adelphia has received a number of bids that relate to the acquisition or recapitalization of the Company, in its entirety, or the acquisition of one or more clusters of assets. Adelphia is currently evaluating the bids. Adelphia is pursuing this dual track process to determine which alternative is in the best interests of the Debtors' constituents.

        On February 4, 2005, the Debtors filed their proposed First Amended Joint Plan of Reorganization (the "Amended Plan") and related First Amended Disclosure Statement with the Bankruptcy Court. The Amended Plan contemplates the possibility of either: (i) emergence from bankruptcy as a stand-alone entity; (ii) distribution of proceeds resulting from a sale or other corporate transaction involving one or more companies in addition to the Debtors; or (iii) emergence from bankruptcy as part of a stand-alone entity after having sold certain clusters of cable systems and distributed the proceeds of such sales. Certain fees are due to the Company's financial advisors upon successful completion of a sale, which are calculated as a percentage (0.11% to 0.20%) of the sale value. Additional fees may be payable depending on the outcome of the sale process.

        Until a plan of reorganization is confirmed by the Bankruptcy Court and becomes effective, no assurance can be given that the Debtors will emerge from bankruptcy.

        To successfully emerge from bankruptcy, the Debtors must, among other things:

  •
  obtain an order of the Bankruptcy Court approving a disclosure statement as containing "adequate information;"

  •
  solicit acceptance of a plan of reorganization from the holders of claims and equity interests in each class that is impaired and not deemed by the Bankruptcy Court to have rejected the plan of reorganization;

  •
  obtain an order from the Bankruptcy Court confirming the plan of reorganization; and

  •
  consummate the plan of reorganization.

        To complete these steps, the Bankruptcy Court must first hold a hearing to determine if the disclosure statement contains adequate information. No date for such a hearing has been scheduled at this time. Second, before it can issue a confirmation order, the Bankruptcy Court must find that either (i) each class of impaired claims or equity interests has accepted the plan of reorganization or (ii) the plan of reorganization meets the requirements of the Bankruptcy Code to confirm the plan of reorganization over the objections of dissenting classes. In addition, the Bankruptcy Court must find that the plan of reorganization meets certain other requirements specified in the Bankruptcy Code. Confirmation of the plan of reorganization would resolve, among other things, the Debtors' pre-petition obligations, determine the revised capital structure of the newly reorganized Debtors and provide for the Company's corporate governance following emergence from bankruptcy.

        Pre-petition and post-petition obligations of the Debtors are treated differently under the Bankruptcy Code. Due to the commencement of the Chapter 11 Cases and the Debtors' failure to comply with certain financial and other covenants, the Debtors are in default on substantially all of their pre-petition debt obligations. As a result of the Chapter 11 filing, all actions to collect the payment of pre-petition indebtedness are subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-petition liabilities are stayed. However, the Bankruptcy Court has approved the Debtors' motions to pay certain pre-petition obligations including, but not limited to, employee wages, salaries, commissions, incentive compensation and other related benefits. The Debtors have been paying and intend to continue to pay undisputed post-petition claims in the ordinary course of business. In addition, the Debtors may assume or reject pre-petition executory contracts and unexpired leases with the approval of the Bankruptcy Court. Any damages resulting from the

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. For additional information concerning liabilities subject to compromise, see below.

        The ultimate amount of the Debtors' liabilities will be determined during the Debtors' claims resolution process. The Bankruptcy Court established a bar date for filing proofs of claim against the Debtors' estates of January 9, 2004. A bar date is the date by which proofs of claims must be filed if a claimant disagrees with how its claim appears on the Debtors' Schedules of Liabilities. However, under certain limited circumstances, claimants may file proofs of claims after the bar date. The aggregate amount of claims filed with the Bankruptcy Court far exceeds the Debtors' estimate of ultimate liability. Over 18,000 proofs of claim asserting in the aggregate $3.2 trillion in claims have been filed against the Debtors' estates in the Chapter 11 Cases, including duplicative claims, but excluding any estimated amounts for unliquidated claims. The Debtors currently are in the process of reviewing, analyzing and reconciling the scheduled and filed claims. At present, the allowed amounts of such claims are not determinable, and the Debtors expect that the claims resolution process will take significant time to complete. The Debtors have filed two omnibus objections to certain of the claims, seeking to eliminate in excess of $2 trillion in claims, consisting primarily of duplicative claims. The Debtors have filed a third omnibus objection, which is seeking to eliminate, reduce and/or subordinate in excess of $900,000,000,000 of claims asserted against the Debtors by Leonard Tow and Claire Tow (together, the "Tows") and the various trusts that are controlled by the Tows. Simultaneously with the filing of such third omnibus objection, the Company and certain other Debtors commenced an adversary proceeding in the Bankruptcy Court by filing a complaint against Leonard Tow seeking to (i) avoid and recover certain unauthorized postpetition transfers and/or fraudulent transfers totaling approximately $14,000,000 (the "Avoidable Transfers"), (ii) disallow Leonard Tow's claims pending the return of Avoidable Transfers, and (iii) subordinate Leonard Tow's claims.

        In order to provide liquidity following the commencement of the Chapter 11 Cases, the Debtors entered into an Amended and Restated Credit and Guaranty Agreement dated as of August 26, 2002, with a group of lenders for a debtor-in-possession credit facility (as amended, the "DIP Facility"). On May 10, 2004, the Debtors entered into a Second Amended and Restated Credit and Guaranty Agreement, which amended and restated the DIP Facility in its entirety (as amended, the "First Extended DIP Facility"). On February 25, 2005, the Debtors entered into a Third Amended and Restated Credit and Guaranty Agreement, which amended and restated the First Extended DIP Facility in its entirety (the "Second Extended DIP Facility"). For additional information, see Note 5.

        As a result of the Company's filing of the bankruptcy petition and the other matters described in the following paragraphs, there is substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("SOP 90-7"). Except as required by SOP 90-7, the consolidated financial statements do not include any adjustments that might be required should the Company be unable to continue to operate as a going concern. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the consolidated balance sheets and classified as liabilities subject to compromise, at the estimated amount of allowable claims. Interest expense related to pre-petition liabilities subject to compromise has been reported only to the extent that it will be paid during the Chapter 11 proceedings. In addition, no preferred stock dividends have been accrued subsequent to the Petition Date. Liabilities not subject to compromise are separately classified as current or noncurrent. Revenue, expenses, realized gains and losses, and provisions for losses resulting from reorganization are reported separately as reorganization expenses due to bankruptcy. Cash used for reorganization items is disclosed in the consolidated statements of cash flows.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        The ability of the Debtors to continue as a going concern is predicated upon numerous matters, including the following:

  •
  having a plan of reorganization confirmed by the Bankruptcy Court;

  •
  being able to successfully implement the Company's business plans, decrease subscriber loss and otherwise offset the negative effects that the Chapter 11 filing has had on the Company's business, including the impairment of vendor relationships;

  •
  obtaining substantial financing, including working capital financing, which the Company may not be able to obtain on favorable terms, or at all. A failure to obtain necessary financing would result in the delay, modification or abandonment of the Company's development and expansion plans and would have a material adverse effect on the Company;

  •
  resolving asserted or potential claims by the SEC and the United States Department of Justice ("DoJ"), which could subject the Company to substantial penalties and other adverse monetary and non-monetary consequences, including possible liquidation of the Company (see Note 8 for additional information);

  •
  resolving other material litigation;

  •
  renewing franchises; failure to do so will result in reduced operating results and potential impairment of assets;

  •
  obtaining consideration sufficient to settle pre-petition liabilities subject to compromise, the amount of which is not known at this time because the rights and claims of the Debtors' various creditors will not be known until, or if, the Bankruptcy Court confirms a plan of reorganization;

  •
  being able to operate, pending emergence from bankruptcy, within the terms and conditions of the Second Extended DIP Facility and/or the Exit Financing Facility (defined below), including its limitations on capital expenditures and its financial covenants;

  •
  achieving positive operating results, increasing net cash provided by operating activities and maintaining satisfactory levels of capital and liquidity considering its history of net losses and capital expenditure requirements and the expected near-term continuation thereof; and

  •
  attracting, motivating and retaining key executives and employees.

        These issues are in addition to those operational and competitive challenges faced by the Company in the normal course of its business.

  Exit Financing Commitment

        On February 25, 2004, Adelphia executed a commitment letter and certain related documents pursuant to which, and subject to the terms and conditions set forth therein, a syndicate of financial institutions committed to provide to the Debtors up to $8,800,000,000 in exit financing (the "Exit Financing Facility"), which amounts may be used by the Debtors to make the cash payments contemplated by the Amended Plan and to pay related transaction costs associated with the reorganization of the Debtors. The commitment letter and the related documents were amended on several occasions during the first and second quarters of 2004 to give effect to certain developments in the Chapter 11 Cases, including in

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

response to the April 22, 2004 announcement by the Debtors of their intention to pursue a possible sale of the Company or its assets.

        The proposed Exit Financing Facility is comprised of (i) $5,500,000,000 of senior secured credit facilities (the "Bank Facilities"), which includes $4,750,000,000 of term loans and a $750,000,000 revolving credit line, and (ii) a $3,300,000,000 bridge facility (the "Bridge Facility"). The revolving credit line would generally not be used on the closing date to finance the cash payments to be made under the Amended Plan or to pay transaction costs associated with the reorganization of the Debtors. Rather, the revolving credit line would be used following the completion of the Debtors' reorganization to fund the working capital requirements of the Debtors. The aggregate commitment of the exit lenders under the terms of the exit financing commitment is subject to reduction under certain circumstances, which are described in the commitment letter, as amended. In addition, Adelphia has the right to terminate the commitment of the exit lenders after the execution of a definitive sale agreement that has been approved by the board of directors of Adelphia (the "Board") providing for the sale of all or substantially all of the assets of the Debtors or all or substantially all of the equity of Adelphia. The obligation of the exit lenders to fund the Exit Financing Facility is subject to certain conditions which are enumerated in the commitment letter and the attachments thereto, each as amended. There can be no assurance that such conditions will be satisfied.

        On June 30, 2004, and after Adelphia and the exit lenders agreed on certain modifications to the terms of the commitment letter and the related documents, the Bankruptcy Court entered an order approving the commitment letter, the related documents and the exit financing commitment. Following the Bankruptcy Court's approval of the exit financing commitment, the Company paid the exit lenders a nonrefundable fee of $10,000,000 and reimbursed the exit lenders for certain expenses they had incurred through the date of such approval, including certain legal expenses incurred by them through such date. Additional fees will be payable by the Company under the terms of the exit financing commitment irrespective of whether the Exit Financing Facility is utilized. Certain other fees will only become payable if the Exit Financing Facility is funded.

        The commitment of the exit lenders under the exit financing commitment currently is scheduled to expire on June 30, 2005. If a plan of reorganization is confirmed by the Bankruptcy Court on or before 5:00 p.m., New York City time, on June 30, 2005, then Adelphia has the right to extend the exit financing commitment for up to 90 calendar days. On March 9, 2005, Adelphia entered into an amendment to the commitment letter pursuant to which, and subject to the terms and conditions set forth therein, the exit lenders have agreed to extend the duration of the exit financing commitment until December 31, 2005. In addition, under the terms of the amendment to the commitment letter, if a plan of reorganization is confirmed by the Bankruptcy Court on or before 5:00 p.m., New York City time, on December 31, 2005, then Adelphia has the right to extend the exit financing commitment for up to 180 calendar days. In connection with the execution of the amendment to the commitment letter, Adelphia and the exit lenders also entered into an amendment to the related fee letter pursuant to which, and subject to the terms and conditions set forth therein, Adelphia agreed to pay, on June 30, 2005, the date on which the exit financing commitment of the exit lenders currently is scheduled to expire, the accrued and unpaid commitment fees in respect of the Bank Facilities and the Bridge Facility (such accrued and unpaid commitment fees in respect of such facilities are estimated to approximate $53,000,000 in the aggregate through June 30, 2005). From and after June 30, 2005, the commitment fees in respect of the Bank Facilities and the Bridge Facility will continue to accrue on the terms set forth in the fee letter relating to the exit financing commitment. The amendments to the commitment letter and related fee letter described herein will not become effective unless and until they are approved by the Bankruptcy Court. On March 11, 2005, the Debtors filed a motion with the Bankruptcy Court seeking approval of such amendments. A hearing on such motion is currently scheduled for April 8, 2005.

  Presentation

        For periods subsequent to the Petition Date, the Company has applied the provisions of SOP 90-7. SOP 90-7 requires that pre-petition liabilities that are subject to compromise be segregated in the

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

consolidated balance sheet as liabilities subject to compromise and that revenue, expenses, realized gains and losses, and provisions for losses resulting directly from the reorganization due to the bankruptcy be reported separately as reorganization expenses in the consolidated statements of operations. Liabilities subject to compromise are reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. Liabilities subject to compromise consist of the following (amounts in thousands):

February 28, 2005
Parent and subsidiary debt	$13,290,903
Parent and subsidiary debt under co-borrowing credit facilities attributable to Rigas Family Entities	2,846,156
Accounts payable	949,911
Accrued liabilities	1,116,538
Series B Preferred Stock	148,794

$18,352,302

        The amounts presented as liabilities subject to compromise may be subject to future adjustments depending on Bankruptcy Court actions, completion of the reconciliation process with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims or other events. Such adjustments may be material to the amounts reported as liabilities subject to compromise.

        Amortization of deferred financing fees related to pre-petition debt obligations was terminated effective on the Petition Date and the unamortized amount at the Petition Date ($134,208,000) has been included as an offset to liabilities subject to compromise as an adjustment of the net carrying value of the related pre-petition debt. Similarly, amortization of the issuance costs for the Company's redeemable preferred stock was also terminated at the Petition Date. For periods subsequent to the Petition Date, interest expense has been reported only to the extent that it will be paid during Chapter 11 proceedings. In addition, no preferred stock dividends have been accrued subsequent to the Petition Date.

  Reorganization Expenses due to Bankruptcy and Investigation and Re-audit Related Fees

        Only those fees directly related to the Chapter 11 filings are included in reorganization expenses due to bankruptcy. These expenses are offset by the interest earned during reorganization. Certain reorganization expenses are contingent upon the approval of a plan of reorganization by the Bankruptcy Court and include cure costs, financing fees and success fees. The Company is currently aware of certain success fees that potentially could be paid to third party financial advisers of the Company and the Committees upon the Company's emergence from bankruptcy. Currently, these success fees are estimated to be between $21,500,000 and $34,950,000. As no plan of reorganization has been confirmed by the Bankruptcy Court, no accrual for such contingent payments or equity awards to certain executives payable upon emergence from bankruptcy has been recorded in the accompanying consolidated financial statements.

        The Company is incurring certain professional fees that, although not directly related to the Chapter 11 filing, relate to the investigation of the actions of the Rigas Management and related efforts to comply with applicable laws and regulations. These expenses include the additional audit fees incurred for the year ended December 31, 2001 and prior, and legal, special investigation and forensic consultant fees of the Company and a special committee of the Board. These expenses have been included in investigation and re-audit related fees in the accompanying consolidated statements of operations.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 3. Amounts due from the Rigas Family and Rigas Family Entities

        The following table summarizes the amounts due from the Rigas Family and Rigas Family Entities, the impact of co-borrowing and other interest and management fees not recognized, and the allowance for uncollectible amounts (amounts in thousands):

February 28, 2005
Amounts due from the Rigas Family and Rigas Family Entities, including co-borrowing and other interest deferred and management fees not recognized	$3,741,516
Co-borrowing and other interest deferred and management fees not recognized	(612,032)

Amounts due from the Rigas Family and Rigas Family Entities, net of co-borrowing and other interest deferred and management fees not recognized	3,129,484
Allowance for uncollectible amounts	(2,343,353)

Amounts due from the Rigas Family and Rigas Family Entities, net	$786,131

Note 4. Impairment of Long-Lived Assets

        A summary of impairment charges for long-lived assets is set forth below (amounts in thousands):

Thirty-two months ended February 28, 2005
Property and equipment:
Convergence(a)	$49,756
Intangible assets, net(b)	1,969,406

Impairment of long-lived assets	$2,019,162

  (a) Convergence

          "Convergence" was an internal operations, call center and billing system that the Company began developing in 1998. After a careful evaluation of the functionality and usability of Convergence, the Company decided in 2002 not to pursue continued deployment and terminated additional funding for and abandoned the system. As a result of this decision, the Company recognized an impairment charge during 2002 to write-off all capitalized costs associated with Convergence.

  (b) Intangible assets, net

          As a result of the Debtors' Chapter 11 filing, the Company performed an evaluation of the carrying amounts of goodwill and franchise rights in accordance with SFAS No. 142 and an evaluation of long-lived assets in accordance with SFAS No. 144, as of June 30, 2002. As a result of these evaluations, the Company recorded impairment charges to write-down goodwill by $755,905,000 and franchise rights by $1,212,860,000 to their respective estimated fair values. The Petition Date of the Chapter 11 filing substantially coincided with the Company's annual impairment testing date.

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(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

          The Company performed its annual impairment test under SFAS No. 142 on July 1, 2003 and recorded additional impairments of $641,000 related to franchise rights. The Company has not yet completed its 2004 annual impairment test.

Note 5. Debt

        The carrying value of the Company's debt is summarized below for the indicated periods. With the exception of the Second Extended DIP Facility, the Company's capital lease obligations and a portion of other subsidiary debt, all amounts shown in the table below represent pre-petition liabilities that are included in liabilities subject to compromise (amounts in thousands):

February 28, 2005
Parent debt—unsecured:(a)
Senior notes	$4,767,565
Convertible subordinated notes(b)	1,992,022
Senior debentures	129,247
Pay-in-kind notes	31,847

Total parent debt	6,920,681

Subsidiary debt:
Secured
Second Extended DIP Facility(c)	581,000
Notes payable to banks	2,240,313
Capital lease obligations	31,824
Unsecured
Senior notes	1,105,538
Senior discount notes	342,830
Zero coupon senior discount notes	755,031
Senior subordinated notes	208,976
Other subsidiary debt	121,894

Total subsidiary debt	5,387,406

Co-Borrowing Facilities(d)	4,576,375
Deferred financing fees(e)	(134,208)

Total	$16,750,254

Current portion of parent and subsidiary debt	$(613,195)

Liabilities subject to compromise (Note 2)	$(16,137,059)

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(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(a) Parent Debt

        All debt of Adelphia is structurally subordinated to the debt of its subsidiaries such that the assets of an indebted subsidiary are used to satisfy the applicable subsidiary debt before being applied to the payment of parent debt.

(b) Convertible Subordinated Notes

        At February 28, 2005, the convertible subordinated notes included (i) $1,029,876,000 aggregate principal amount of 6% subordinated convertible notes, (ii) $975,000,000 aggregate principal amount of 3.25% subordinated convertible notes and (iii) unamortized discounts aggregating $12,854,000. The Rigas Family Entities hold $167,376,000 aggregate principal amount of the 6% notes and $400,000,000 aggregate principal amount of the 3.25% notes. The terms of the 6% notes and 3.25% notes provide for the conversion of such notes into Class A Common Stock (Class B Common Stock in the case of notes held by the Rigas Family Entities) at the option of the holder any time prior to maturity at an initial conversion price of $55.49 per share and $43.76 per share, respectively.

(c) Second Extended DIP Facility

        In connection with the Chapter 11 filings, Adelphia and certain of its subsidiaries (collectively, the "Loan Parties") entered into the $1,500,000,000 DIP Facility. On May 10, 2004, the Loan Parties entered into the $1,000,000,000 First Extended DIP Facility, which superceded and replaced in its entirety the DIP Facility. On February 25, 2005, the Loan Parties entered into the $1,300,000,000 Second Extended DIP Facility, which superceded and replaced in its entirety the First Extended DIP Facility. The Second Extended DIP Facility was approved by the Bankruptcy Court on February 22, 2005 and closed on February 25, 2005.

        The Second Extended DIP Facility matures upon the earlier of March 31, 2006 and the occurrence of certain other events, as described in the Second Extended DIP Facility. The Second Extended DIP Facility is comprised of an $800,000,000 Tranche A Loan (including a $500,000,000 letter of credit subfacility) and a $500,000,000 Tranche B Loan. The proceeds from the borrowings under the Second Extended DIP Facility are permitted to be used for general corporate purposes and investments, as defined in the Second Extended DIP Facility. The Second Extended DIP Facility is secured with a first priority lien on all of the Loan Parties' unencumbered assets, a priming first priority lien on all assets of the Loan Parties securing their pre-petition bank debt and a junior lien on all other assets of the Loan Parties. The applicable margin on loans extended under the Second Extended DIP Facility is 1.25% per annum in the case of Alternate Base Rate loans and 2.25% per annum in the case of Adjusted LIBOR Rate loans. In addition, under the Second Extended DIP Facility, the commitment fee with respect to the unused portion of the Tranche A Loan is 0.50% per annum.

        In connection with the closing of the Second Extended DIP Facility, on February 25, 2005, the Loan Parties borrowed an aggregate of $578,000,000 thereunder, and used all such proceeds and a portion of available cash and cash equivalents to repay all of the indebtedness, including accrued and unpaid interest and certain fees and expenses, outstanding under the First Extended DIP Facility. In addition, all of the participations in the letters of credit outstanding under the First Extended DIP Facility were transferred to certain lenders under the Second Extended DIP Facility.

        The terms of the Second Extended DIP Facility contain certain restrictive covenants, which include limitations on the ability of the Loan Parties to (i) incur additional guarantees, liens and indebtedness, (ii) sell or otherwise dispose of certain assets and (iii) pay dividends or make other distributions, or payments with respect to any shares of capital stock, subject to certain exceptions set forth in the Second Extended DIP Facility. The Second Extended DIP Facility also requires compliance with certain financial covenants with respect to operating results and capital expenditures. These financial covenants became effective for periods beginning May 1, 2003.

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(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        As of February 28, 2005, $81,000,000 under the Tranche A Loan has been drawn and letters of credit totaling $112,188,000 have been issued under the Tranche A Loan, leaving availability of $606,812,000 under the Tranche A Loan. Furthermore, as of February 28, 2005, the entire $500,000,000 under the Tranche B Loan has been drawn.

        The foregoing summary of certain material terms and conditions of the Second Extended DIP Facility does not represent a complete summary of all of the material terms and conditions of the Second Extended DIP Facility, and is qualified in its entirety by reference to the Second Extended DIP Facility, a copy of which is attached as an exhibit to Adelphia's Current Report on Form 8-K filed with the SEC on February 25, 2005.

(d) Co-Borrowing Facilities

        The Co-Borrowing Facilities represent the aggregate amount outstanding pursuant to three separate Co-Borrowing Facilities dated May 6, 1999, April 14, 2000 and September 28, 2001. Each co-borrower is jointly and severally liable for the entire amount of the indebtedness under the applicable Co-Borrowing Facility regardless of whether that co-borrower actually borrowed that amount under such Co-Borrowing Facility. All amounts outstanding under Co-Borrowing Facilities at February 28, 2005 represent pre-petition liabilities that have been classified as liabilities subject to compromise in the accompanying consolidated balance sheet.

        Amounts outstanding pursuant to the Co-Borrowing Facilities are as follows (amounts in thousands):

February 28, 2005
Attributable to Company subsidiaries	$1,730,219
Attributable to Rigas Co-Borrowing Entities:	2,846,156

Total included as debt of the Company	$4,576,375

Other Debt Matters

Weighted average interest rate payable by Adelphia and subsidiaries under credit agreements with banks at February 28, 2005	6.21%

Note 6. TelCove Spin-off and Bankruptcy Proceedings

        Adelphia Business Solutions, Inc., now known as TelCove ("TelCove"), was a majority-owned subsidiary of the Company through January 11, 2002 (the "TelCove Spin-off Date"). On the TelCove Spin-off Date, the Company distributed, in the form of a dividend, all of the shares of common stock of TelCove owned by Adelphia (the "TelCove Spin-off") to holders of Adelphia $0.01 par value Class A common stock and Adelphia $0.01 par value Class B common stock. Accordingly, the accompanying unaudited consolidated financial statements do not include the accounts of TelCove. TelCove owns, operates and manages entities that provide competitive local exchange carrier ("CLEC") telecommunications services. On the TelCove Spin-off Date, the Company held a majority of the total voting power of the TelCove common stock. On March 27, 2002, TelCove and its direct subsidiaries commenced cases under Chapter 11 of the Bankruptcy Code. Subsequently, on June 18, 2002, certain indirect subsidiaries of TelCove also commenced cases under Chapter 11 of the Bankruptcy Code. TelCove emerged from Chapter 11 on April 7, 2004.

        On December 3, 2003, the Debtors and TelCove entered into a Master Reciprocal Settlement Agreement pursuant to which the parties, among other things, memorialized their agreement relating to their ownership and use of certain shared assets. On March 23, 2004, the Bankruptcy Court approved the

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(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Master Reciprocal Settlement Agreement.

        On February 21, 2004, the parties executed a global settlement agreement (the "Global Settlement") that resolves, among other things, certain claims put forth by both TelCove and Adelphia. The Global Settlement provided that, on the closing date, the Company would transfer to TelCove certain settlement consideration, including, approximately $60,000,000 in cash, plus an additional payment of up to $2,500,000 related to certain outstanding payables, as well as certain vehicles, real property and intellectual property licenses used in the operation of TelCove's businesses. Additionally, the parties executed various annexes to the Global Settlement (collectively, the "Annex Agreements") that provide, among other things, for (i) a five-year business commitment to TelCove for telecommunication services by the Company, (ii) future use by TelCove of certain fiber capacity in assets owned by the Company and (iii) the mutual release by the parties from any and all liabilities, claims and causes of action that either party has or may have against the other party. Finally, the Global Settlement provides for the transfer by the Company to TelCove of certain CLEC market assets together with the various licenses, franchises and permits related to the operation and ownership of such assets. On March 23, 2004, the Bankruptcy Court approved the Global Settlement. The Company recorded a $97,902,000 liability during the fourth quarter of 2003 to provide for the Global Settlement. The Annex Agreements became effective in accordance with their terms on April 7, 2004.

        On April 7, 2004, the effective date of the TelCove plan of reorganization, the Company paid $57,941,000 to TelCove, transferred the economic risks and benefits of the CLEC market assets to TelCove pursuant to the terms of the Global Settlement and entered into a Master Management Agreement which provided for the management of the CLEC market assets from April 7, 2004 through the date of transfer to TelCove. On August 20, 2004, the Company paid TelCove an additional $2,464,000 pursuant to the Global Settlement in connection with the resolution and release of certain claims. On August 21, 2004, the CLEC market assets were transferred to TelCove.

Note 7. Century/ML

Bankruptcy filing

        On September 30, 2002, Century/ML Cable Venture ("Century/ML Cable"), a 50/50 joint venture between Century and ML Media Partners, L.P. ("ML Media") filed a voluntary petition to reorganize under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. This bankruptcy proceeding is administered separately from that of Adelphia. Century/ML Cable is operating its business as a debtor-in-possession and is continuing to serve its subscribers in three communities in Puerto Rico. Prior to the Century/ML Cable Chapter 11 filing, the Company accounted for its investment in Century/ML Cable under the equity method of accounting. At this time, Century/ML Cable is expected to generate sufficient cash to fund foreseeable operations and capital requirements. The Century/ML Cable's Chapter 11 filing is not expected to have a material impact on the operations of Century/ML Cable's subsidiary, Century-ML Cable Corporation, which serves communities in Puerto Rico. Since October 2002 Century/ML Cable has been filing a separate monthly operating report with the Bankruptcy Court.

Other matters

        ML Media and Century are engaged in a process exploring the potential sale of the Venture to a third party, and from time to time have explored other potential transactions relating to Century/ML Cable.

        As further described in Note 8, ML Media and Adelphia are engaged in litigation.

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(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 8. Litigation Matters

SEC Civil Action and DoJ Investigation

        On July 24, 2002, the SEC filed a civil enforcement action (the "SEC Civil Action") against Adelphia, certain members of the Rigas Family and others, alleging various securities fraud and improper books and records claims arising out of actions allegedly taken or directed by certain members of the Rigas Management (none of whom remain with the Company). This case is pending in the District Court and settlement discussions are in progress among Adelphia and representatives of the SEC and the DoJ. The deadline for Adelphia to respond to the SEC's complaint is currently March 31, 2005.

        On December 3, 2003, the SEC filed a proof of claim in the Chapter 11 Cases against Adelphia for, among other things, penalties, disgorgement and prejudgment interest in an unspecified amount. The staff of the SEC has told the Company's advisors that its asserted claims for disgorgement and civil penalties under various legal theories could amount to billions of dollars.

        The SEC Civil Action is stayed by order of the District Court until April 29, 2005. The SEC Civil Action is not subject to the automatic stay provisions of the Bankruptcy Code. In addition, the Company remains subject to continuing investigation and further action by the DoJ.

        Adelphia has offered an aggregate of $725,000,000 in value to settle the SEC Civil Action and to resolve the DoJ's ongoing investigation of the Company, which offer includes $125,000,000 of an interest in a litigation trust funded from potential proceeds from litigation by or on behalf of Adelphia. The offer is subject to various terms and conditions. Settlement negotiations between the Government and the Company are continuing. Based on prior offers by Adelphia, the Company had recorded $475,000,000 as liabilities subject to compromise in the accompanying consolidated balance sheet. Although the Company cannot estimate its full liabilities in these matters, the Company anticipates that the current offer will result in an increase of $125,000,000 in such liabilities subject to compromise, to be reflected in a future Monthly Operating Report. The Creditors' Committee has filed an adversary proceeding seeking, in effect, to subordinate the SEC's claims based on the SEC Civil Action.

        The Company cannot predict the ultimate resolution of the SEC Civil Action or the DoJ investigation or determine the ultimate effect on its financial condition or results of operations. The outcome of the SEC Civil Action could include civil penalties, disgorgement, and the imposition of mandatory governance guidelines or other restrictions imposed on Adelphia. The outcome of the investigation by the DoJ could include the criminal indictment of Adelphia and/or various entities that are owned or controlled by members of the Rigas Family that operate cable systems and for which the Company provides management services (collectively, the "Managed Cable Entities"), monetary remedies, including fines and restitution, criminal and/or civil forfeiture, and remedies restricting the Company's conduct.

        Other governmental agencies, such as the Federal Communications Commission or local franchise authorities might also take action against the Company in response to or based on the outcome of, or developments in, the SEC Civil Action or the investigation by the DoJ. The outcome of, or developments in, the SEC Civil Action and the investigation by the DoJ could have a material adverse effect on the Company, including possible liquidation of the Company.

Securities and Derivative Litigation

        Certain of the Debtors and certain former officers, directors and advisors have been named as defendants in a number of lawsuits alleging violations of federal and state securities laws and related claims. These actions generally allege that the defendants made materially misleading statements understating the Company's liabilities and exaggerating the Company's financial results in violation of securities laws.

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(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        In particular, beginning on April 2, 2002, various groups of plaintiffs filed more than 30 class action complaints, purportedly on behalf of certain of the Company's shareholders and bondholders or classes thereof in federal court in Pennsylvania. Several non-class action lawsuits were brought on behalf of individuals or small groups of security holders in federal courts in Pennsylvania, New York, South Carolina and New Jersey, and in state courts in New York, Pennsylvania, California and Texas. Seven derivative suits were also filed in federal and state courts in Pennsylvania, and four derivative suits were filed in state court in Delaware. On May 6, 2002, a notice and proposed order of dismissal without prejudice was filed by the plaintiff in one of these four Delaware derivative actions. The remaining three Delaware derivative actions were consolidated on May 22, 2002. On February 10, 2004, the parties stipulated and agreed to the dismissal of these consolidated actions with prejudice.

        The complaints, which named as defendants the Company, and certain former officers and directors of the Company, and, in some cases, the Company's former auditors, lawyers, as well as financial institutions who worked with the Company, generally allege that, among other improper statements and omissions, defendants misled investors regarding the Company's liabilities and earnings in the Company's public filings. The majority of these actions assert claims under Sections 10(b) and 20(a) of the Exchange Act and SEC Rule 10b-5. Certain bondholder actions assert claims for violation of Section 11 and/or Section 12(a) (2) of the Securities Act. Certain of the state court actions allege various state law claims.

        On July 23, 2003, the Judicial Panel on Multidistrict Litigation issued an order transferring numerous civil actions to the District Court for consolidated or coordinated pre-trial proceedings (the "MDL Proceedings").

        On September 15, 2003, proposed lead plaintiffs and proposed co-lead counsel in the consolidated class action were appointed in the MDL Proceedings. On December 22, 2003, lead plaintiffs filed a consolidated class action complaint. Motions to dismiss have been filed by various defendants. As a result of the filing of the Chapter 11 Cases and the protections of the automatic stay, the Company is not named as a defendant in the amended complaint, but is a non-party. The consolidated class action complaint seeks monetary damages of an unspecified amount, rescission and reasonable costs and expenses and such other and future relief as the court may deem just and proper. The individual actions against the Company also seek damages of an unspecified amount.

        Pursuant to section 362 of the Bankruptcy Code, all of the securities and derivative claims that were filed against the Company before the bankruptcy filings are automatically stayed and not proceeding as to the Company.

        The Company cannot predict the outcome of the pending legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Acquisition Actions

        After the Rigas Family's alleged misconduct was publicly disclosed, three actions were filed in May and June 2002, against the Company by former shareholders of companies that the Company acquired, in whole or in part, through stock transactions. These actions allege that the Company induced these former shareholders to enter into these stock transactions through misrepresentations and omissions, and the plaintiffs seek monetary damages and equitable relief through rescission of the underlying acquisition transactions.

        Two of these proceedings have been filed with the American Arbitration Association alleging violations of federal and state securities laws, breaches of representations and warranties and fraud in the inducement. One of these proceedings seeks rescission, compensatory damages and pre-judgment relief, and the other seeks specific performance. The third action alleges fraud and seeks rescission, damages and attorneys fees. This action was originally filed in a Colorado State Court, and subsequently was removed by the Company to the United States District Court for the District of Colorado. The Colorado State Court action was closed administratively on July 16, 2004, subject to reopening if and when the automatic

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(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

bankruptcy stay is lifted or for other good cause shown. These actions have been stayed pursuant to the automatic stay provisions of section 362 of the Bankruptcy Code.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Equity Committee Shareholder Litigation

        Adelphia is a defendant in an adversary proceeding in the Bankruptcy Court consisting of a declaratory judgment action and a motion for a preliminary injunction brought on January 9, 2003 by the Equity Committee, seeking, among other relief, a declaration as to how the shares owned by the Rigas Family and Rigas Family Entities would be voted should a consent solicitation to elect members of the Board be undertaken. Adelphia has opposed such requests for relief.

        The claims of the Equity Committee are based on shareholder rights that the Equity Committee asserts should be recognized even in bankruptcy, coupled with continuing claims, as of the filing of the lawsuit, of historical connections between the Board and the Rigas Family. Motions to dismiss filed by Adelphia and others are fully briefed in this action, but no argument date has been set. If this action survives these motions to dismiss, resolution of disputed fact issues will occur in two phases pursuant to a schedule set by the Bankruptcy Court. Determinations regarding fact questions relating to the conduct of the Rigas Family will not occur until, at a minimum, after the resolution of the Rigas Criminal Action.

        No pleadings have been filed in the adversary proceeding since September 2003, rendering the adversary proceeding inactive.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

ML Media Litigation

        Adelphia and ML Media have been involved in a longstanding dispute concerning Century/ML Cable's management, the buy/sell rights of ML Media and various other matters.

        In March 2000, ML Media brought suit against Century, Adelphia and Arahova Communications Inc. ("Arahova"), a direct subsidiary of Adelphia and Century's immediate parent, in the Supreme Court of the State of New York, seeking, among other things (i) the dissolution of Century/ML Cable and the appointment of a receiver to sell Century/ML Cable's assets, (ii) if no receiver was appointed, an order authorizing ML Media to conduct an auction for the sale of Century/ML Cable's assets to an unrelated third party and enjoining Adelphia from interfering with or participating in that process, (iii) an order directing the defendants to comply with the Century/ML Cable joint venture agreement with respect to provisions relating to governance matters and the budget process and (iv) compensatory and punitive damages. The parties negotiated a consent order that imposed consultative and reporting requirements on Adelphia and Century as well as restrictions on Century's ability to make capital expenditures without ML Media's approval. On April 26, 2001, ML Media obtained a court order holding Century's Century/ML Cable management board designee in contempt for violating the consent order.

        In connection with the December 13, 2001 settlement of the above dispute, ACC, Century/ML Cable, ML Media and Highland Holdings ("Highland"), a general partnership owned and controlled by members of the Rigas Family, entered into a Leveraged Recapitalization Agreement (the "Recap Agreement"), pursuant to which Century/ML Cable agreed to redeem ML Media's 50% interest in Century/ML Cable (the "Redemption") on or before September 30, 2002 for a purchase price between $275,000,000 and $279,800,000 depending on the timing of such redemption, plus interest. Among other things, the Recap Agreement provided that (i) Highland would arrange debt financing for the Redemption, (ii) Highland, Adelphia and Century would jointly and severally guarantee debt service on debt financing

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

for the Redemption on and after the closing, and (iii) Highland and Century would own 60% and 40% interests, respectively, in the recapitalized Century/ML Cable. Under the terms of the Recap Agreement, Century's 50% interest in Century/ML Cable was pledged to ML Media as collateral for Adelphia's obligations.

        On September 30, 2002, Century/ML Cable filed a voluntary petition to reorganize under Chapter 11 in the Bankruptcy Court. Century/ML Cable is operating its business as a debtor-in-possession.

        By an order of the Bankruptcy Court dated September 17, 2003, Adelphia and Century rejected the Recap Agreement, effective as of such date. If the Recap Agreement is enforceable, the effect of the rejection of the Recap Agreement is the same as a prepetition breach of the Recap Agreement. Therefore, Adelphia and Century are potentially exposed to "rejection damages" which may include the revival of ML Media's claims under the state court actions described above.

        Adelphia, Century, Highland Holdings, Century/ML Cable and ML Media are engaged in litigation regarding the enforceability of the Recap Agreement. On April 15, 2004, the Bankruptcy Court indicated that it would dismiss all counts of Adelphia's challenge to the enforceability of the Recap Agreement except for its allegation that ML Media aided and abetted a breach of fiduciary duty in connection with the execution of the Recap Agreement. The Bankruptcy Court also indicated that it would allow Century/ML Cable's action to avoid the Recap Agreement as a fraudulent conveyance to proceed.

        ML Media has alleged that it is entitled to elect recovery of either (i) $279,800,000 plus costs and interest in exchange for its interest in Century/ML Cable, or (ii) up to the difference between $279,800,000 and the fair market value of its interest in Century/ML Cable, plus costs, interest and revival of the state court claims described above. Adelphia, Century and Century/ML Cable have disputed ML Media's claims, and the Amended Plan contemplates that ML Media will receive no distribution until such dispute is resolved. The parties have from time to time engaged in settlement discussions relating to a potential settlement of their disputes, but no agreement has been reached and the parties may not be able to reach a settlement agreement.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

The X Clause Litigation

        On December 29, 2003, the Ad Hoc Committee of holders of Adelphia's 6% and 4% subordinated notes (collectively the "Subordinated Notes"), together with the Bank of New York, the indenture trustee for the Subordinated Notes (collectively, the "X Clause Plaintiffs"), commenced an adversary proceeding against Adelphia in the Bankruptcy Court. The X Clause Plaintiffs' complaint sought a judgment declaring that the Subordinated Notes are entitled to share pari passu in the distribution of any common stock issued by Adelphia under the Stand-Alone Plan and are not subordinated to Adelphia's senior classes of indebtedness with respect to such common stock distributions.

        The basis for the X Clause Plaintiffs' claim is a provision in the applicable indentures, commonly known as the "X Clause," which provides that any distributions under a plan of reorganization comprised solely of "Permitted Junior Securities" are not subject to the subordination provision of the Subordinated Notes indenture. The X Clause Plaintiffs asserted that, under their interpretation of the applicable indentures, a distribution of a single class of new Adelphia common stock would meet the definition of "Permitted Junior Securities" set forth in the indentures, and therefore be exempt from subordination.

        On February 6, 2004, Adelphia filed its answer to the complaint, denying all of its substantive allegations. Thereafter, both the X Clause Plaintiffs and Adelphia cross-moved for summary judgment with both parties arguing that their interpretation of the X Clause was correct as a matter of law. The indenture trustee for the Adelphia senior notes also intervened in the action and, like Adelphia, moved for summary judgment arguing that the X Clause Plaintiffs were subordinated to holders of senior notes with

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

respect to any distribution of common stock under a plan. In addition, the Creditors' Committee also moved to intervene and, thereafter, moved to dismiss the X Clause Plaintiffs' complaint on the ground, among others, that it did not present a justiciable case or controversy and therefore was not ripe for adjudication. In a written decision, dated April 12, 2004, the Bankruptcy Court granted the Creditors' Committee's motion to dismiss without ruling on the merits of the various cross-motions for summary judgment. The Bankruptcy's Court's dismissal of the action was without prejudice to the X Clause Plaintiffs' right to bring the action at a later date, if appropriate.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Rigas Criminal Action

        In connection with an investigation conducted by the DoJ, on July 24, 2002, certain members of the Rigas Family and certain alleged co-conspirators were arrested, and on September 23, 2002, were indicted by a grand jury on charges including fraud, securities fraud, bank fraud and conspiracy to commit fraud. On November 14, 2002, one of the Rigas Family's alleged co-conspirators, James Brown, pleaded guilty to one count each of conspiracy, securities fraud and bank fraud. On January 10, 2003, another of the Rigas Family's alleged co-conspirators, Timothy Werth, who had not been arrested with the others on July 24, 2002, pleaded guilty to one count each of securities fraud, conspiracy to commit securities fraud, wire fraud and bank fraud. The trial in the Rigas Criminal Action began on February 23, 2004 in the District Court. On July 8, 2004, the jury returned a partial verdict in the Rigas Criminal Action. John J. Rigas and Timothy J. Rigas were each found guilty of conspiracy (one count), bank fraud (two counts), and securities fraud (15 counts) and not guilty of wire fraud (five counts). Michael J. Mulcahey was acquitted of all 23 counts against him. The jury found Michael J. Rigas not guilty of conspiracy and wire fraud but remained undecided on the securities fraud and bank fraud charges against him. On July 9, 2004, the court declared a mistrial on the remaining charges against Michael J. Rigas after the jurors were unable to reach a verdict as to those charges. The bank fraud charges against Michael J. Rigas have since been dismissed with prejudice, but the DoJ has requested that a new trial date be set to retry Michael J. Rigas on the securities fraud charges. On November 1, 2004, Michael J. Rigas' post-trial motion for dismissal of all charges was denied. The post-trial motions of John J. and Timothy J. Rigas in which they sought to overturn the guilty verdicts were denied on November 15, 2004. Both have stated that they intend to appeal the guilty verdicts. At a hearing held on March 16, 2005, the District Court set October 24, 2005 as the date for the retrial of Michael J. Rigas. On March 17, 2005, the District Court denied the motion of John J. Rigas and Timothy J. Rigas for a new trial pursuant to Rule 33 of the Federal Rules of Criminal Procedure. The sentencing of John J. Rigas and Timothy J. Rigas is currently scheduled for April 18, 2005.

        The indictment against the Rigases includes a request for entry of a money judgment in an amount exceeding $2,500,000,000 and for entry of an order of forfeiture. The Company believes that the DoJ may seek through such criminal forfeiture all interests of the convicted Rigas defendants in the Rigas Family Entities, or through civil forfeiture all of the assets of the Rigas Family Entities. The Government may also seek such assets through indictment of such entities. On December 10, 2004, the DoJ filed an application for a preliminary order of forfeiture finding John J. Rigas and Timothy J. Rigas jointly and severally liable for personal money judgments in the amount of $2,500,000,000. The Company has asserted claims against members of the Rigas Family and the Rigas Family Entities for amounts due, including their share of the borrowings under the Co-Borrowing Facilities. If the DoJ achieves the forfeiture of such assets, it will be significantly more difficult for the Company to recover on its claims with respect to the Rigas Family Entities. In addition, such forfeiture would make it significantly more difficult, if not impossible, for the Company to acquire ownership of, and maintain operational control over, the Managed Cable Entities which are highly integrated into the Company's operations.

        The Company is not a defendant in the Rigas Criminal Action but remains under investigation by the DoJ regarding matters related to alleged wrongdoing by certain members of the Rigas Family. The Company cannot predict the outcome of this investigation or estimate the possible effects on the financial condition or results of operations of the Company.

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Verizon Franchise Transfer Litigation

        On March 20, 2002, the Company commenced an action (the "California Cablevision Action") in the United States District Court for the Central District of California, Western Division, seeking, among other things, declaratory and injunctive relief precluding the City of Thousand Oaks California from denying permits on the grounds that the Company failed to seek the city's prior approval of an asset purchase agreement (the "Asset Purchase Agreement"), dated December 17, 2001, between the Company and Verizon Media Ventures, Inc. d/b/a Verizon Americast ("Verizon Media Ventures"). Pursuant to the Asset Purchase Agreement, the Company acquired certain Verizon Media Ventures cable equipment and network system assets (the "Verizon Cable Assets") located in the City of Thousand Oaks for use in the operation of the Company's cable business in the city.

        On March 25, 2002, the city and Ventura County commenced an action (the "Thousand Oaks Action," and collectively with the California Cablevision Action, the "California Actions"), against the Company and Verizon Media Ventures in California State Court alleging that (i) Verizon Media Ventures' entry into the Asset Purchase Agreement and conveyance of the Verizon Cable Assets constituted a breach of Verizon Media Ventures' cable franchises, and (ii) the Company's participation in the transaction amounted to actionable interference with those franchises. The City of Thousand Oaks and Ventura County sought injunctive relief to halt the sale and transfer of the Verizon's Cable Assets pursuant to the Asset Purchase Agreement and to compel the Company to treat the Verizon Cable Assets as a separate cable system.

        On March 27, 2002, the Company and Verizon Media Ventures removed the Thousand Oaks Action to the United States District Court for the Central District of California, where it was consolidated with the California Cablevision Action.

        On April 12, 2002, the district court conducted a hearing on the city's and county's application for a preliminary injunction and, on April 15, 2002, the district court issued a temporary restraining order in part, pending entry of a further order. On May 14, 2002, the district court issued a preliminary injunction and entered findings of fact and conclusions of law in support thereof (the "May 14, 2002 Order"). The May 14, 2002 Order, among other things: (i) enjoined the Company from integrating the Company's and Verizon Media Ventures' system assets serving subscribers in the City of Thousand Oaks and Ventura County; (ii) required the Company to return "ownership" of the Verizon Cable Assets to Verizon Media Ventures except that the Company was permitted to continue to "manage" the assets as Verizon Media Ventures' agent to the extent necessary to avoid disruption in services until Verizon Media Ventures chose to reenter the market or sell the assets; (iii) prohibited the Company from eliminating any programming options that had previously been selected by Verizon Media Ventures or from raising the rates charged by Verizon Media Ventures; and (iv) required the Company and Verizon Media Ventures to grant the city and/or the county access to system records, contracts, personnel and facilities for the purpose of conducting an inspection of the then-current "state of the Verizon Media Ventures and the Company systems" in the city and the county. The Company appealed the May 14, 2002 Order and on April 1, 2003, the U.S. Court of Appeals for the Ninth Circuit reversed the May 14, 2002 Order, thus removing any restrictions that had been imposed by the district court against the Company's integration of the Verizon Cable Assets, and remanded the actions back to the district court for further proceedings.

        In September 2003, the City began refusing to grant the Company's construction permit requests, claiming that the Company could not integrate the acquired Verizon Cable Assets with the Company's existing cable system assets because the City had not approved the transaction between the Company and Verizon Media Ventures, as allegedly required under the City's cable ordinance.

        Accordingly, on October 2, 2003, the Company filed a motion for a preliminary injunction in the district court seeking to enjoin the City from refusing to grant the Company's construction permit requests. On November 3, 2003, the district court granted the Company's motion for a preliminary injunction, finding that the Company had demonstrated "a strong likelihood of success on the merits." Thereafter, the

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parties agreed to informally stay the litigation pending negotiations between the Company and the City for the Company's renewal of its cable franchise, with the intent that such negotiations would also lead to a settlement of the pending litigation. However, on September 16, 2004, at the City's request, the court set certain procedural dates, including a trial date of July 12, 2005, which effectively re-opened the case to active litigation. Subsequently, the July 12, 2005 trial date was vacated pursuant to a stipulation and order, and a status conference is now scheduled for July 12, 2005.

        The Company cannot predict the outcome of these actions or estimate the possible effects on the financial condition or results of operations of the Company.

Dibbern Adversary Proceeding

        On or about August 30, 2002, Gerald Dibbern, individually and purportedly on behalf of a class of similarly situated subscribers nationwide, commenced an adversary proceeding in the District Court against Adelphia asserting claims for violation of the Pennsylvania Consumer Protection Law, breach of contract, fraud, unjust enrichment, constructive trust, and an accounting. This complaint alleges that Adelphia charged, and continues to charge, subscribers for cable set-top box equipment, including set-top boxes and remote controls, that is unnecessary for subscribers that receive only basic cable service and have cable-ready televisions. The complaint further alleges that Adelphia failed to adequately notify affected subscribers that they no longer needed to rent this equipment. The complaint seeks a number of remedies including treble money damages under the Pennsylvania Consumer Protection Law, declaratory and injunctive relief, imposition of a constructive trust on Adelphia's assets, and punitive damages, together with costs and attorneys' fees.

        On or about December 13, 2002, Adelphia moved to dismiss the adversary proceeding on several bases, including that the complaint fails to state a claim for which relief can be granted and that the matters alleged therein should be resolved in the claims process. Adelphia's motion has been fully briefed and argued and is presently under consideration by the court.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Tele-Media Examiner Motion

        By motion filed in the Bankruptcy Court on August 5, 2004, TMCD and certain of its affiliates are seeking the appointment of an examiner for the following Debtors: Tele-Media Company of Tri-States, L.P., CMA Cablevision Associates VII, L.P., CMA Cablevision Associates XI, L.P., TMC Holdings Corporation, Adelphia Company of Western Connecticut, TMC Holdings, LLC, Tele-Media Investment Limited Partnership, L. P., Eastern Virginia Cablevision, L.P., Tele-Media Company of Hopewell Prince George, and Eastern Virginia Cablevision Holdings, LLC. Among other things, TMCD alleges that management and the Board breached their fiduciary obligations to the creditors and equity holders of those entities. Consequently, TMCD seeks the appointment of an examiner to investigate and make recommendations to the Bankruptcy Court regarding various issues related to such entities. The hearing on this motion has been consensually adjourned until April 2005.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Creditors' Committee Lawsuit Against Pre-Petition Banks

        Pursuant to the Bankruptcy Court order approving the DIP Facility (the "Final DIP Order"), the Company made certain acknowledgments (the "Acknowledgments") with respect to the extent of its indebtedness under the credit facilities, as well as the validity and extent of the liens and claims of the lenders under such facilities. However, given the circumstances surrounding the filing of the Chapter 11 Cases, the Final DIP Order preserved the Company's right to prosecute, among other things, avoidance

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actions and claims against the pre-petition lenders and to bring litigation against the pre-petition lenders based on any wrongful conduct. The Final DIP Order also provided that any official committee appointed in the Chapter 11 Cases would have the right to request that it be granted standing by the Bankruptcy Court to challenge the Acknowledgments and to bring claims belonging to the Company and its estates against the pre-petition lenders.

        Pursuant to a stipulation among the Company, the Creditors' Committee and the Equity Committee, which is being challenged by certain pre-petition lenders, the Bankruptcy Court granted the Creditors' Committee leave and standing to file and prosecute claims against the pre-petition lenders, on behalf of the Company, and granted the Equity Committee leave to seek to intervene in any such action. This stipulation also preserves the Company's ability to compromise and settle the claims against the pre-petition lenders. By motion dated July 6, 2003, the Creditors' Committee moved for Bankruptcy Court approval of this stipulation and simultaneously filed a complaint (the "Bank Complaint") against the agents and lenders under certain credit facilities, and related entities, asserting, among other things, that these entities knew of, and participated in, the alleged improper actions by certain members of the Rigas Family and the Rigas Family Entities (the "Pre-petition Lender Litigation"). The Company is a nominal plaintiff in this action.

        The Bank Complaint contains 52 claims for relief to redress the claimed wrongs and abuse committed by the agents, lenders and other entities. The Bank Complaint seeks to, among other things, (i) recover as fraudulent transfers the principal and interest paid by the Company to the defendants, (ii) avoid as fraudulent obligations the Company's obligations, if any, to repay the defendants, (iii) recover damages for breaches of fiduciary duties to the Company and for aiding and abetting fraud and breaches of fiduciary duties by the Rigas Family, (iv) equitably disallow, subordinate or recharacterize each of the defendants' claims in the Chapter 11 Cases, (v) avoid and recover certain allegedly preferential transfers made to certain defendants, and (vi) recover damages for violations of the Bank Holding Company Act.

        Numerous motions seeking to defeat the Pre-petition Lender Litigation were filed by the defendants and the Bankruptcy Court held a hearing on such issues, but the Bankruptcy Court has not issued a ruling yet. The Equity Committee has filed a motion seeking authority to bring additional claims against the pre-petition lenders pursuant to the Racketeering Influenced and Corrupt Organizations ("RICO") Act. The Bankruptcy Court heard oral argument on these motions on December 20 and December 21, 2004, but the Bankruptcy Court has not yet ruled on the motions.

        Under the Amended Plan, the Company is seeking to compromise and settle, in part, the Pre-petition Lender Litigation, including through the dismissal of certain claims and the release of certain defendants.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Devon Mobile Claim

        Pursuant to the Agreement of Limited Partnership of Devon Mobile Communications, L.P., a Delaware limited partnership ("Devon Mobile"), dated as of November 3, 1995 (the "Devon Mobile Limited Partnership Agreement"), the Company owned a 49.9% limited partnership interest in Devon Mobile, which, through its subsidiaries, held licenses to operate regional wireless telephone businesses in several states. Devon Mobile had certain business and contractual relationships with the Company and with former subsidiaries or divisions of the Company which were spun-off as TelCove in January 2002.

        In late May 2002, the Company notified Devon G.P., Inc. ("Devon G.P."), the general partner of Devon Mobile, that it would likely terminate certain discretionary operational funding to Devon Mobile. In July 2002, the Company learned that its former subsidiary, TelCove, had elected to terminate certain services it provided to Devon Mobile. On August 19, 2002, Devon Mobile and certain of its subsidiaries

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filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the "Devon Mobile Bankruptcy Court").

        On January 17, 2003, the Company filed proofs of claim and interest against Devon Mobile and its subsidiaries for approximately $129,000,000 in respect of debt and equity claims, as well as an additional claim of approximately $35,000,000 relating to the Company's guarantee of certain Devon Mobile obligations (collectively, the "Company Claims"). By order dated October 1, 2003, the Devon Mobile Bankruptcy Court confirmed Devon Mobile's First Amended Joint Plan of Liquidation (the "Devon Plan"). The Devon Plan became effective on October 17, 2003, at which time the Company's limited partnership interest in Devon Mobile was extinguished. On or about January 8, 2004, Devon Mobile filed proofs of claim in the Chapter 11 Cases in respect of, among other things, certain transfers alleged to be made by Devon Mobile to the Company prior to the commencement of the Chapter 11 Cases (the "Devon Claims"). On June 21, 2004, Devon Mobile commenced an adversary proceeding in the Chapter 11 Cases (the "Devon Adversary Proceeding") through the filing of a complaint (the "Devon Complaint") in respect of the Devon Claims. On August 20, 2004, the Company filed an answer and counterclaim in response to the Devon Complaint denying the allegations made in the Devon Complaint and asserting various counterclaims against Devon Mobile (the "Company Answer"), which encompassed the Company Claims. On November 22, 2004, the Company filed a motion for leave (the "Motion for Leave") to file a third party complaint against Devon G.P. and Lisa-Gaye Shearing Mead, the sole owner and President of Devon G.P. By endorsed order entered January 12, 2005, Judge Robert E. Gerber, the judge presiding over the Chapter 11 Cases and the Devon Adversary Proceeding, granted a recusal request made by counsel to Devon G.P. On January 21, 2005, the Devon Adversary Proceeding was reassigned from Judge Gerber to Judge Cecelia G. Morris. As of the date hereof, the Motion for Leave remains pending before the Bankruptcy Court. Any recovery of the Company Claims is uncertain at this time.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

NFHLP Claim

        On January 13, 2003, NFHLP and certain of its subsidiaries (the "NFHLP Debtors") filed voluntary petitions to reorganize under Chapter 11 in the United States Bankruptcy Court of the Western District of New York (the "NFHLP Bankruptcy Court") seeking protection under the U. S. bankruptcy laws. Certain of the NFHLP Debtors entered into an agreement dated March 13, 2003 for the sale of certain assets, including the Buffalo Sabres National Hockey League team, and the assumption of certain liabilities. On October 3, 2003, the NFHLP Bankruptcy Court approved the NFHLP joint plan of liquidation. The NFHLP Debtors filed a complaint, dated November 4, 2003, against, among others, Adelphia and the Creditors' Committee seeking to enforce certain prior stipulations and orders of the NFHLP Bankruptcy Court against Adelphia and the Creditors' Committee related to the waiver of Adelphia's right to participate in certain sale proceeds resulting from the sale of assets. Certain of the NFHLP Debtors' pre-petition lenders, which are also defendants in the adversary proceeding, have filed cross-complaints against Adelphia and the Creditors' Committee asking the NFHLP Bankruptcy Court to enjoin Adelphia and the Creditors' Committee from prosecuting their claims against those pre-petition lenders. Proceedings as to the complaint itself have been suspended. With respect to the cross-complaints, motion practice and discovery are proceeding concurrently; no hearing on dispositive motions has been scheduled.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Litigation Relating to Rigas Family Defense Costs

        In July 2003 and again in February 2004, the Rigas Family sought approval from the Bankruptcy Court to use cash from the Managed Cable Entities to fund the Rigas Family members' civil and criminal defense costs. The Rigas Family claimed they were entitled to this funding based on certain purported

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indemnity and other rights they said they had as officers, directors, and controlling shareholders of the Managed Cable Entities. In an order dated August 7, 2003, among other things, the Bankruptcy Court granted the Rigas Family members' request to the extent of $15,000,000. In a decision rendered from the bench on February 18, 2004 and entered as an order on March 9, 2004, the Bankruptcy Court amended that order to allow an additional $12,800,000 to be spent on criminal defense costs and denied the Rigas Family members' request for additional funding for civil defense costs.

        Adelphia and the Creditors' Committee appealed the February 18, 2004 ruling and moved for a stay pending the appeal of the Bankruptcy Court's March 9, 2004 order. A hearing on the motion for a stay pending appeal was held on March 17, 2004 in the District Court. On March 22, 2004, the District Court denied Adelphia's motion for a stay pending appeal of the Bankruptcy Court's March 9, 2004 order. On September 14, 2004, the Rigas Family members again moved to amend the August 7, 2003 and March 9, 2004 orders, seeking approximately $11,000,000 more in cash from the Managed Cable Entities to fund civil and criminal defense costs. While that motion was pending, the District Court issued a decision on September 27, 2004, vacating the Bankruptcy Court's March 9, 2004 order and remanding the matter back to the Bankruptcy Court for further consideration.

        On November 8, 2004, a hearing occurred regarding evidentiary issues relating to the Rigas Family members' latest motion at which time the court granted Adelphia's motion to exclude certain evidence. Another evidentiary hearing was held on November 22, 2004, concerning the ability of the Rigases to obtain additional funding of attorneys fees both pursuant to the request which was granted but vacated by the District Court and the latest request for an additional $11,000,000. The Bankruptcy Court has not yet issued a written decision on the Rigas Family members' motions. As of February 28, 2005, $27,800,000 had been advanced to the Rigas Family.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Preferred Shareholder Litigation

        On August 11, 2003, Adelphia initiated an adversary proceeding in the Bankruptcy Court against the holders of Adelphia's preferred stock (the "Preferred Stockholders"), seeking, among other things, to enjoin the Preferred Stockholders from exercising certain purported rights to elect directors to the Board due to Adelphia's failure to pay dividends and alleged breaches of debt-like covenants contained in the Certificates of Designations relating to Adelphia's Preferred Stock. On August 13, 2003, certain of the Preferred Stockholders filed an action against Adelphia in the Delaware Chancery Court seeking a declaratory judgment of their purported right to appoint two directors to the Board (the "Delaware Action"). On August 13, 2003, the Bankruptcy Court granted Adelphia a temporary restraining order, which, among other things, stayed the Delaware Action and temporarily enjoined the Preferred Stockholders from exercising their purported rights to elect directors to the Board. Thereafter, the Delaware Action was withdrawn.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Adelphia's Lawsuit Against the Rigas Family

        On July 24, 2002, Adelphia filed a complaint in the Bankruptcy Court (the "Rigas Civil Action") against John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, James Brown, Michael C. Mulcahey, Peter L. Venetis, Doris Rigas, Ellen Rigas Venetis and the Rigas Family Entities. This action generally alleges that defendants misappropriated billions of dollars from the Company in breach of their fiduciary duties to Adelphia. On November 15, 2002, Adelphia filed an amended complaint against the defendants that expanded upon the facts alleged in the original complaint and alleged violations of the RICO Act (Counts I-IV), breach of fiduciary duty (Count V), securities fraud (Count VI), fraudulent concealment (Count VII), fraudulent misrepresentation (Count VIII), conversion (Count IX), waste of

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corporate assets (Count X), breach of contract (Count XI), unjust enrichment (Count XII), fraudulent conveyance (Count XIII), constructive trust (Count XIV), inducing breach of fiduciary duty (Count XV), and a request for an accounting (Count XVI) (the "Amended Complaint"). The Amended Complaint seeks relief in the form of, among other things, treble and punitive damages, disgorgement of monies and securities obtained as a consequence of the Rigases' improper conduct and attorneys' fees.

        On June 7, 2003, U.S. District Court Judge George Daniels denied the defendants' motion to remove the case from the Bankruptcy Court to the District Court.

        On January 16, 2003, John J., Michael J., Timothy J. and James P. Rigas, Doris Rigas and the Rigas Family Entities (collectively referred to as "Rigas Defendants"), Peter L. Venetis and Ellen Rigas Venetis each filed motions to dismiss the Amended Complaint. These motions were argued in April 2004. On June 28, 2004, the Bankruptcy Court denied the Rigas Defendants' motion to dismiss the Amended Complaint only as to the state law claims (Counts V, VII-XVI) and expressly reserved its ruling on the remaining federal law claims (RICO and securities fraud counts (Counts I-IV, VI)). The Bankruptcy Court further ruled that the Rigas Defendants will have no obligation to answer all or part of the Amended Complaint until either: (i) the Bankruptcy Court rules upon the Rigas Defendants' motion to dismiss the federal law claims asserted in the Amended Complaint; or (ii) by further order of the Bankruptcy Court.

        On August 20, 2004, Adelphia moved for partial summary judgment against John J., Timothy J., Michael J., and James P. Rigas, and the Rigas Family Entities on counts XII (unjust enrichment) and XIV (constructive trust) of the Amended Complaint. Adelphia seeks judgment in the amount of $3,232,000,000 plus pre-judgment interest from April 30, 2002, and asks the court to impose a constructive trust on the Rigases' monies and property acquired, directly or indirectly, through the use of the Company's funds and credit, and to order the reconveyance of all such monies and property to the Company. On October 20, 2004, the Rigas Defendants filed their response to Adelphia's motion pursuant to Rule 56(f) of the Federal Rules of Civil Procedure, claiming that the court should delay consideration of the motion until the Rigas Defendants have had the opportunity to conduct additional discovery. In a December 2, 2004 decision, the Bankruptcy Court agreed to delay consideration of the motion until the Rigas Defendants could conduct certain, but not all, of the additional discovery they had requested. The hearing on the motion is currently scheduled for April 14, 2005.

        In a related proceeding, on October 22, 2004, the co-borrowing facility banks moved to intervene in the Rigas Adversary Proceedings as to Counts XII (unjust enrichment) and XIV (constructive trust) of the Amended Complaint. A hearing was held on December 15, 2004, at which time the Bankruptcy Court granted the banks' motion to intervene but specified that prior to propounding any discovery the banks were to seek agreement from the parties or, in the event the parties cannot reach agreement, leave of court.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Adelphia's Lawsuit Against Deloitte

        Adelphia sued Deloitte, Adelphia's former independent auditors, on November 6, 2002 in the Court of Common Pleas for Philadelphia County seeking damages for Deloitte's role in the Rigas Family's alleged misappropriation of funds from the Company. The complaint brings causes of action for professional negligence, breach of contract, aiding and abetting breach of fiduciary duty, fraud, negligent misrepresentation and contribution. The complaint alleges, among other things, that Deloitte knew of at least aspects of the alleged misappropriation and misconduct of the Rigas Family, and that other alleged acts of self-dealing and misappropriation by the Rigas Family were readily apparent to Deloitte from the books and records that Deloitte reviewed and to which it had access. The complaint alleges that, in either case, Deloitte had a duty to report the Rigas Family's alleged misconduct to those who could have acted to stop the Rigas Family, but Deloitte did not do so. The complaint seeks damages of an unspecified amount.

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        Deloitte filed preliminary objections to the complaint, which were overruled by the court by order dated June 11, 2003.

        On September 15, 2003, Deloitte filed an Answer, New Matter, and Counterclaims in response to the complaint. In its counterclaims, Deloitte asserted causes of action against Adelphia for breach of contract, fraud, negligent misrepresentation and contribution. Also on September 15, 2003, Deloitte filed a related complaint naming as additional defendants John J. Rigas, Timothy J. Rigas, Michael J. Rigas and James P. Rigas. In this complaint, Deloitte alleged causes of action for fraud, negligent misrepresentation and contribution. On January 9, 2004, Adelphia answered Deloitte's counterclaims. Deloitte moved to stay discovery in this action until completion of the criminal action against John J. Rigas, Timothy J. Rigas, Michael J. Rigas and Michael C. Mulcahey, which Adelphia opposed. Following this motion, discovery was effectively stayed for 60 days but has now commenced. Deloitte and Adelphia have exchanged documents and have begun deposition discovery. On January 10, 2005, the court signed a scheduling order stating, among other deadlines, that (i) all discovery in the case is to be completed by June 6, 2005, (ii) pre-trial motions are to be filed by July 5, 2005 and (iii) the court expects the case to be ready for trial by October 3, 2005.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Series E Preferred Stock Motion

        On October 29, 2004, Adelphia filed a motion to postpone the conversion of Adelphia's Series E Preferred Stock into shares of Class A Common Stock from November 15, 2004 to February 1, 2005, to the extent such conversion was not already stayed by the Debtors' bankruptcy filing, in order to protect the Debtors' NOL carryovers. The motion was heard on November 10, 2004, and on November 18, 2004, the Bankruptcy Court entered an order approving the postponement effective November 14, 2004.

        On February 4, 2005, Adelphia entered into a stipulation postponing, to the extent applicable, the conversion date of both the Series E Preferred Stock and the Series F Preferred Stock until March 1, 2005. On March 2, 2005, Adelphia entered into a stipulation postponing, to the extent applicable, the conversion date of both the Series E Preferred Stock and the Series F Preferred Stock until April 4, 2005.

Other

        The Company is subject to various other legal proceedings and claims which arise in the ordinary course of business. Management believes, based on information currently available, that the amount of ultimate liability with respect to any of these actions will not materially affect the Company's financial position or results of operations.

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Note 9. Additional information

Reclassification

        Certain amounts for the thirty-two months ended February 28, 2005 have been reclassified to conform with the February 28, 2005 monthly presentation.

Dispositions

        As more fully described in Note 6, in April 2004, the Company transferred the economic risks and benefits of certain assets which provide CLEC telecommunication services to TelCove. Accordingly, the Company presented such CLEC assets as discontinued operations beginning in April 2004.

        In November 2004, the Company entered into an asset purchase agreement to sell its security business for approximately $38,000,000. Pursuant to the bidding procedures order filed with the Bankruptcy Court on November 22, 2004, qualified bidders had the opportunity to submit higher or otherwise better offers with a bid deadline of January 17, 2005. The Company received a qualified bid and conducted an auction for the sale of the security business on January 21, 2005. The winning bid was approximately $42,750,000, subject to adjustment, based primarily on the final contractual recurring monthly revenue of the security business and a working capital adjustment. This agreement was approved by the Bankruptcy Court on January 28, 2005. The transaction closed on February 28, 2005 for a preliminary purchase price of $40,200,000, subject to final adjustment.

Change in Useful Life

        In March 2004, effective January 1, 2004, the Company changed the useful life used to calculate the depreciation of converter boxes from five years to four years due to the introduction of advanced set-top boxes which provide high definition and digital video recording capabilities.

Cash and cash equivalents

        Cash equivalents consist primarily of money market funds and United States ("U.S.") Government obligations with maturities of three months or less when purchased. The carrying amounts of cash equivalents approximate their fair values.

Restricted cash

        Restricted cash is primarily comprised of: (i) cash receipts from customers that were placed in trust as a result of a dispute arising from the acquisition of a cable system, (ii) amounts that are required to be used to fund mandatory prepayments of principal on the Second Extended DIP Facility in connection with the consummation of certain asset sales and (iii) amounts that are required to be used to pay worker's compensation expenses.

Accounts receivable

        Accounts receivable are reflected net of an allowance for doubtful accounts. Such allowance was $19,823,000 at February 28, 2005.

Accounts payable, accrued liabilities and other liabilities

        To the Company's knowledge, all undisputed post-petition trade payables are current and all premiums for insurance policies, including all workers' compensation and disability insurance policies, required to be paid are fully paid as of February 28, 2005.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Preferred stock

        Contractual dividends applicable to the Company's preferred stock were $10,010,000 and $320,333,000 for the respective one and thirty-two months ended February 28, 2005.

Basic and diluted loss per weighted average share of common stock

        Basic loss per weighted average share of common stock is computed based on the weighted average number of common shares outstanding after giving effect to dividend requirements on the Company's preferred stock. Diluted loss per common share is equal to basic net loss per common share because the Company's convertible preferred stock and outstanding stock options do not have a dilutive effect for the periods presented. In the future, however, the convertible preferred stock and outstanding stock options could have a dilutive effect on earnings per share.

Supplemental cash flow information

        Cash payments for interest were $37,903,000 and $1,046,763,000 for the one and thirty-two month periods ended February 28, 2005, respectively. Included in these amounts are cash payments made by the Company of $14,755,000 and $437,376,000 for the one and thirty-two month periods ended February 28, 2005, respectively, for interest on the co-borrowing credit facilities attributable to the Rigas Family Entities.

Key Employee Retention Programs

        On September 21, 2004, the Bankruptcy Court entered orders authorizing the Debtors to implement and adopt the continuity program that consists of two distinct programs (i) the Adelphia Communications Corporation Key Employee Continuity Program (as amended, the "Stay Plan") and (ii) the Adelphia Communications Corporation Sale Bonus Program (as amended, the "Sale Plan" and, together with the Stay Plan, the "Continuity Program"), which are each designed to motivate certain employees to remain with the Debtors. Certain executive officers of Adelphia are not eligible to participate in the Continuity Program. In addition, the order authorized certain amendments to the Amended and Restated Severance Program and certain formal employment agreements. With respect to the Stay Plan and the Sale Plan, in the event that (i) a Change in Control (as defined in the Stay Plan and the Sale Plan) occurs and (ii) all of the bonuses under both the Stay Plan and the Sale Plan are payable, the total cost of the Continuity Program could reach approximately $30,800,000 (including approximately $9,800,000 payable under the Stay Plan, $18,000,000 payable under the Sale Plan, and a $3,000,000 pool from which the CEO of Adelphia may grant additional bonuses).

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Statistical Information

        The table below provides information on the number of basic customers, digital customers and high speed internet customers as of February 28, 2005 and January 31, 2005.

	Filing Entities	Brazil	Rigas Entities	Century/ML Cable and St. Marys	Total
February 28, 2005:
Basic customers	4,753,003	53,237	227,277	143,132	5,176,649
Digital customers	1,851,155	—	85,845	67,173	2,004,173
High speed internet customers	1,367,130	4,876	78,834	8,447	1,459,287

Total revenue generating units	7,971,288	58,113	391,956	218,752	8,640,109

January 31, 2005:
Basic customers	4,754,772	53,391	226,739	143,076	5,177,978
Digital customers	1,841,345	—	85,248	67,103	1,993,696
High speed internet customers	1,337,079	4,680	77,506	7,394	1,426,659

Total revenue generating units	7,933,196	58,071	389,493	217,573	8,598,333

Note 11. Bankruptcy Court Reporting Schedules

        The Bankruptcy Court reporting schedules included in this report beginning on page 32 are for the period from February 1 through February 28, 2005 and have been prepared for the purpose of filing with the Bankruptcy Court and are not required by GAAP. The accompanying Bankruptcy Court reporting schedules, as with all other information contained herein, have been obtained from the books and records of the Company and are unaudited.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Summary

	For the Month Ended February 28, 2005	Reference
Gross wages paid	$44,702,551	Schedule I
Employee payroll taxes withheld	9,874,939	Schedule I
Employer payroll taxes due	5,101,368	Schedule I
Payroll taxes paid*	13,080,761	Schedule II*
Sales and other taxes due	6,871,691	Schedule III
Gross taxable sales	82,720,716	Schedule III
Real estate and personal property taxes paid	764,744	Schedule IV
Sales and other taxes paid	6,222,231	Schedule V
Cash disbursements	399,570,042	Schedule VI
Insurance coverage	N/A	Schedule VII

*
The amount reported above for payroll taxes is based upon the date paid and not the date due.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule I

Court Reporting schedules for Payroll and Payroll Taxes
for the Month Ended February 28, 2005

Week Ending Date	Gross Wages Paid	Employee Payroll Taxes Withheld	Employer Payroll Taxes Due
04-Feb-05	$21,671,847	$4,724,220	$2,533,119
18-Feb-05	$23,030,704	$5,150,719	$2,568,249

Total	$44,702,551	$9,874,939	$5,101,368

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended February 28, 2005

Payee	Payroll Taxes Paid	Payment Date
INTERNAL REVENUE SERVICE	$5,554,496	02/07/05
STATE OF ALABAMA	3,962	02/07/05
STATE OF ARIZONA	1,870	02/07/05
STATE OF CALIFORNIA	154,422	02/07/05
STATE OF COLORADO	61,304	02/07/05
STATE OF CONNECTICUT	11,758	02/07/05
STATE OF GEORGIA	7,062	02/07/05
STATE OF IDAHO	4,396	02/07/05
STATE OF INDIANA	794	02/07/05
STATE OF KANSAS	330	02/07/05
STATE OF KENTUCKY	17,897	02/07/05
STATE OF MAINE	18,720	02/07/05
STATE OF MARYLAND	11,643	02/07/05
STATE OF MASSACHUSETTS	24,662	02/07/05
STATE OF NEW YORK	106,922	02/07/05
STATE OF NORTH CAROLINA	11,188	02/07/05
STATE OF OHIO	71,523	02/07/05
STATE OF OKLAHOMA	263	02/07/05
STATE OF PENNSYLVANIA	89,437	02/07/05
STATE OF SOUTH CAROLINA	2,778	02/07/05
STATE OF VERMONT	15,849	02/07/05
STATE OF VIRGINIA	51,462	02/07/05
CITY OF CLEVELAND HEIGHTS	15	02/09/05
CENTRAL COLLECTION AGENCY	5	02/17/05
INTERNAL REVENUE SERVICE	6,025,510	02/22/05
STATE OF ARIZONA	2,935	02/22/05
STATE OF CALIFORNIA	191,210	02/22/05
STATE OF COLORADO	63,217	02/22/05
STATE OF CONNECTICUT	11,083	02/22/05
STATE OF GEORGIA	7,911	02/22/05
STATE OF IDAHO	4,742	02/22/05
STATE OF INDIANA	799	02/22/05
STATE OF KANSAS	355	02/22/05
STATE OF KENTUCKY	18,798	02/22/05
STATE OF MAINE	21,538	02/22/05
STATE OF MARYLAND	14,345	02/22/05
STATE OF MASSACHUSETTS	26,957	02/22/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended February 28, 2005

Payee	Payroll Taxes Paid	Payment Date
STATE OF MICHIGAN	211	02/22/05
STATE OF NEW YORK	110,522	02/22/05
STATE OF NORTH CAROLINA	14,428	02/22/05
STATE OF OHIO	79,136	02/22/05
STATE OF OKLAHOMA	337	02/22/05
STATE OF PENNSYLVANIA	92,038	02/22/05
STATE OF SOUTH CAROLINA	3,582	02/22/05
STATE OF VERMONT	19,736	02/22/05
STATE OF VIRGINIA	57,112	02/22/05
STATE OF WISCONSIN	609	02/22/05
ASHTABULA INCOME TAX	341	02/24/05
CENTRAL COLLECTION AGENCY	31,873	02/24/05
CITY OF CHILLICOTHE	2,051	02/24/05
CITY OF CLEVELAND HEIGHTS	4,634	02/24/05
CITY OF DANVILLE	257	02/24/05
CITY OF HUNTINGTON	284	02/24/05
CITY OF MARION	838	02/24/05
CITY OF NEWARK	2,895	02/24/05
CITY OF PITTSBURGH	7,003	02/24/05
COLUMBUS CITY INCOME TAX	1,265	02/24/05
DIRECTOR OF FINANCE	1,671	02/24/05
DIRECTOR OF FINANCE	288	02/24/05
EMPLOYMENT DEVELOPMENT DEPT	1,358	02/24/05
LORAIN CITY TAX	1,767	02/24/05
MISSISSIPPI STATE TAX COMMISSN	2,426	02/24/05
MONTANA DEPARTMENT OF REVENUE	806	02/24/05
NEBRASKA DEPARTMENT OF REVENUE	8	02/24/05
RITA	10,813	02/24/05
SCHOOL DISTRICT INCOME TAX	2,231	02/24/05
TREASURER CITY OF OWENSBORO	392	02/24/05
UTAH STATE TAX COMMISSION	264	02/24/05
VILLAGE OF GREENWOOD	308	02/24/05
WEST VIRGINIA DEPT OF TAX & REV	17,119	02/24/05
TOTAL	13,080,761

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended February 28, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
ALABAMA DEPT. OF REVENUE	$209	$3,487
ARIZONA DEPARTMENT OF REVENUE	19	215
ASHLAND INDEPENDENT BOARD OF EDUCATION	10,149	338,310
BANK OF AMERICA	272	19,410
BATH COUNTY SCHOOL DISTRICT	568	18,936
BEREA COUNTY SCHOOL DISTRICT	1,572	52,399
BOARD OF EQUALIZATION	131	A
BOARD OF EQUALIZATION	(70)	(918)
BOARD OF EQUALIZATION	(20)	(209)
BOURBON COUNTY SCHOOL DISTRICT	329	10,973
BOYD COUNTY SCHOOL DISTRICT	3,077	102,567
BOYLE COUNTY SCHOOL DISTRICT	1,542	51,405
BREATHITT COUNTY SCHOOL DISTRICT	921	30,710
BRECKINRIDGE COUNTY BOARD OF EDUCATION	647	21,574
BURGIN INDEPENDENT BOARD OF EDUCATION	326	10,850
BUTLER COUNTY SCHOOL DISTRICT	55	1,822
CA TELECONNECT FUND	31	—
CARTER COUNTY SCHOOL DISTRICT	676	22,539
CCHCF-A	33	—
CHCF-B	472	—
CITY O F MONTEREY	—	2
CITY OF ALAHAMBRA	2	47
CITY OF ALBION	259	5,176
CITY OF ALGOURA HILLS	12	239
CITY OF ARCADIA	6	122
CITY OF ASOTIN	—	3
CITY OF BALDWIN PARK	4,256	141,867
CITY OF BALDWIN PARK	5	174
CITY OF BEAUMONT	2,582	86,057
CITY OF BELLEVUE	—	5
CITY OF BOTHELL	4	61
CITY OF BRAWLEY	7,674	191,848
CITY OF BRAWLEY	4	89
CITY OF BURBANK	4	58
CITY OF CHARLOTTESVILLE	53,044	530,445
CITY OF CLAREMONT	25	452
CITY OF COLFAX	2	29
CITY OF COLORADO SPRINGS	127	5,081
CITY OF COLTON	7,814	191,303

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended February 28, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CITY OF COLTON	5	137
CITY OF CULVER CITY	10	87
CITY OF DESERT HOT SPRINGS	4	78
CITY OF EL MONTE	1	16
CITY OF ELK GROVE	1	21
CITY OF ENGLEWOOD	80	2,285
CITY OF FONTANA	285	5,693
CITY OF FONTANA	—	8
CITY OF GARDENA	1	12
CITY OF GLENDALE	3	45
CITY OF GUNNISON	2	69
CITY OF HAWTHORNE	1	21
CITY OF HERMOSA BEACH	21,386	356,440
CITY OF HOLTVILLE	1,771	35,424
CITY OF HOLTVILLE	1	11
CITY OF HUNTINGTON BEACH	1	14
CITY OF INDIO	—	3
CITY OF INGLEWOOD	3	34
CITY OF IRVINE	—	4
CITY OF KALAMA	3	57
CITY OF KELSO	6,115	101,920
CITY OF KIRKLAND	—	7
CITY OF LA HABRA	26,477	441,277
CITY OF LA HABRA	27	456
CITY OF LA VERNE	—	1
CITY OF LEAVENWORTH	—	2
CITY OF LONG BEACH	4	77
CITY OF LONGVIEW	61	1,014
CITY OF LONGVIEW	20,739	345,648
CITY OF LOS ANGELES	477	4,766
CITY OF MAMMOTH LAKE	—	—
CITY OF MORENO VALLEY	54,279	904,645
CITY OF MORENO VALLEY	29	475
CITY OF NORWALK	2	36
CITY OF OLYMPIA	2	19
CITY OF PALM SPRINGS	—	4
CITY OF PALOUSE	1	20
CITY OF PALOUSE	335	4,791
CITY OF PASADENA	5	60
CITY OF PETERSBURG	19,701	98,504

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended February 28, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CITY OF PICO RIVERA	8,691	173,812
CITY OF PICO RIVERA	6	112
CITY OF PLACENTIA	15,410	440,292
CITY OF PLACENTIA	7	196
CITY OF POMEROY	—	4
CITY OF PORT HUENEME	8,925	223,132
CITY OF PORT HUENEME	3	65
CITY OF PORTERVILLE	—	6
CITY OF PULLMAN	12	148
CITY OF REDONDO BEACH	45,725	962,628
CITY OF REDONDO BEACH	45	937
CITY OF RIALTO	35,664	445,794
CITY OF RIALTO	19	234
CITY OF RIVERSIDE	2	32
CITY OF SALINAS	—	7
CITY OF SAN BERNARDINO	62,196	784,308
CITY OF SAN BERNARDINO	6	78
CITY OF SAN BUENAVENTURA	35,259	705,181
CITY OF SAN GABRIEL	—	3
CITY OF SAN LUIS OBISPO	—	2
CITY OF SANTA ANA	16	263
CITY OF SANTA BARBARA	1	15
CITY OF SANTA CRUZ	3	46
CITY OF SANTA MONICA	143,360	1,433,602
CITY OF SANTA MONICA	138	1,376
CITY OF SANTA ROSA	—	—
CITY OF SEAL BEACH	21	189
CITY OF SEATTLE	—	5
CITY OF SHORELINE	—	5
CITY OF SIERRA MADRE	3	57
CITY OF SPOKANE	1	24
CITY OF STANWOOD	—	1
CITY OF TACOMA	—	3
CITY OF TOLEDO	—	3
CITY OF TOPPENISH	—	—
CITY OF TORRANCE	—	5
CITY OF VANCOUVER	1	22
CITY OF VENTURA	10	206
CITY OF WAYNESBORO	27,326	273,260
CITY OF WENATCHEE	—	4

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended February 28, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CITY OF WESTMINISTER	—	4
CITY OF WHITTIER	6	113
CITY OF WOODLAND	3	43
CLOVERPORT INDEPENDENT SCHOOL DISTRICT	234	7,784
COLORADO DEPT. OF REVENUE	740	29,621
COLORADO DEPT. OF REVENUE	2,680	80,056
COMMISSIONER OF REVENUE SERVICES	293,386	5,588,306
COMMISSIONER OF REVENUE SERVICES	352,623	5,877,048
COMMONWEALTH OF MASSACHUSETTS	8,612	172,249
COMPTROLLER OF MARYLAND	303	6,056
COMPTROLLER OF MARYLAND	723	36,139
COMPTROLLER OF MARYLAND	15,181	303,622
COMPTROLLER OF PUBLIC ACCOUNTS	1	15
COUNTY OF LOS ANGELES	127	2,539
COUNTY OF MONTGOMERY	8,315	83,148
DANVILLE INDEPENDENT SCHOOL DISTRICT	4,617	153,900
DAVIESS COUNTY BOARD OF EDUCATION	16,862	562,085
DAVIESS COUNTY SCHOOL DISTRICT	218	7,263
DES MOINES	—	7
ELLIOT COUNTY SCHOOL DISTRICT	90	3,008
FLORIDA DEPARTMENT OF REVENUE	3,514,712	25,186,624
FLORIDA DEPARTMENT OF REVENUE	196,687	3,124,848
FRANKLIN COUNTY SCHOOL DISTRICT	105	3,498
GARRAD COUNTY SCHOOL DISTRICT	478	15,930
GEORGIA DEPARTMENT OF REVENUE	16,471	250,801
HANCOCK COUNTY BOARD OF EDUCATION	716	23,866
HARLAN COUNTY SCHOOL DISTRICT	221	7,351
HARRISON COUNTY SCHOOL DISTRICT	2,449	81,632
HARRODSBURG INDEPENDENT BOARD OF EDUCATION	2,667	88,904
HENDERSON COUNTY BOARD OF EDUCATION	2,404	80,145
ID USF	27	—
IDAHO STATE TAX COMMISSION	5,398	84,519
INDIANA DEPARTMENT OF REVENUE	21,431	357,165
INTERNAL REVENUE SERVICE	38,931	1,297,774
JACKSON INDEPENDENT SCHOOLS	445	14,831
JESSAMINE COUNTY BOARD OF EDUCATION	4,936	164,517
KANSAS DEPT. OF REVENUE	16,677	220,884
KENTUCKY REVENUE CABINET	3,565	59,407
LAUREL COUNTY SCHOOL DISTRICT	11,979	399,302

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended February 28, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
LEE COUNTY SCHOOL DISTRICT	936	31,199
LESLIE COUNTY SCHOOL DISTRICT	926	30,882
LETCHER COUNTY BOARD OF EDUCATION	767	25,581
LEWIS COUNTY BOARD OF EDUCATION	861	34,438
LEWIS COUNTY SCHOOL DISTRICT	115	4,591
LINCOLN COUNTY BOARD OF EDUCATION	1,248	41,596
LOGAN COUNTY SCHOOL DISTRICT	32	1,051
MADISON COUNTY SCHOOL DISTRICT	13,187	439,574
MAINE REVENUE SERVICES	5,320	106,411
MAINE REVENUE SERVICES	255,027	5,100,549
MARION COUNTY BOARD OF EDUCATION	1,376	45,852
MCLEAN COUNTY SCHOOL DISTRICT	673	22,412
MENIFEE COUNTY SCHOOL DISTRICT	232	7,743
MERCER COUNTY SCHOOL DISTRICT	1,763	58,756
MISSISSIPPI STATE TAX COMMISSION	40,920	584,568
MISSISSIPPI STATE TAX COMMISSION	1,582	22,598
MORGAN COUNTY SCHOOL DISTRICT	444	14,789
NC DEPARTMENT OF REVENUE	18,190	228,163
NECA PAUSF	1,182	—
NECA VUSF	222	17,518
NELSON COUNTY BOARD OF EDUCATION	1,287	42,916
NICHOLAS COUNTY SCHOOL DISTRICT	356	11,872
NJ DIVISION OF TAXATION	459	7,652
NYS CORPORATION TAX	3	—
NYS ESTIMATED CORPORATION TAX	61	16,124
NYS ESTIMATED CORPORATION TAX	1,128	45,111
NYS SALES TAX PROCESSING	18,803	236,965
OHIO COUNTY SCHOOL DISTRICT	20	656
OKLAHOMA TAX COMMISSION	489	16,768
OWENSBORO BOARD OF EDUCATION	11,807	393,567
OWSLEY COUNTY BOARD OF EDUCATION	352	11,718
PA DEPARTMENT OF REVENUE	208,723	3,789,642
PA DEPT. OF REVENUE	7,951	159,019
PARIS INDEPENDENT SCHOOL DISTRICT	1,820	60,658
PERRY COUNTY SCHOOL DISTRICT	228	7,602
POWELL COUNTY SCHOOL DISTRICT	911	30,370
PSU	232	—
PUC/OREGON UNIVERSAL SERVICE FUND	7	—
ROCKCASTLE COUNTY SCHOOL DISTRICT	493	16,449
RUSSELL INDEPENDENT SCHOOL DISTRICT	5,976	199,200

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended February 28, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
SCOTT COUNTY SCHOOL DISTRICT	5,495	183,177
SOUTH CAROLINA DEPT. OF REVENUE	56,583	787,246
STATE OF MICHIGAN	84	1,397
STATE OF NEW HAMPSHIRE	1,268	18,111
STATE OF NEW HAMPSHIRE	97,613	1,394,469
STATE TAX DEPARTMENT	295,659	4,927,642
TN DEPARTMENT OF REVENUE	62,319	683,701
TOWN OF BLACKSBURG	15,388	153,878
TOWN OF MT CRESTED BUTTE	1,605	35,657
TOWN OF SOUTH BOSTON	4,390	43,896
TREASURER STATE OF OHIO	173,608	2,332,671
UNION COUNTY SCHOOL DISTRICT	2,938	97,924
USAC	4,387	—
VERMONT DEPARTMENT OF TAXES	343,827	5,730,459
VERMONT DEPARTMENT OF TAXES	1,056	17,598
VIRGINIA DEPARTMENT OF TAXATION	14,442	288,810
WASHINGTON COUNTY BOARD OF EDUCATION	502	16,736
WASHINGTON DEPT. OF REVENUE	4,183	54,993
WEBSTER COUNTY BOARD OF EDUCATION	642	21,396
WOLFE COUNTY SCHOOL DISTRICT	269	8,982
WOODFORD COUNTY BOARD OF EDUCATION	2,804	93,471
WYOMING DEPARTMENT OF REVENUE	79	1,572

	$6,871,691	$82,720,716

Note (A): The 911 surcharge is based upon the number of phone lines and not as a function of gross taxable sales.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended February 28, 2005

Payee	Amount Paid	Check Date
ARAPAHOE COUNTY	$75,571	02/01/05
CARROLL COUNTY	—	02/01/05
CAYUGA COUNTY TREASURER	3,562	02/01/05
CHAUTAUQUA COUNTY	56,471	02/01/05
CITY OF STANTON	321	02/01/05
EL PASO COUNTY TREASURER	5,177	02/01/05
GLICK BROTHERS LUMBER CO.	7,656	02/01/05
GLYNN CNTY. TAX COMMISSIONER	3,711	02/01/05
LACKAWANNA CITY TREASURER	8,063	02/01/05
LAS ANIMAS COUNTY TREASURER	5,414	02/01/05
NEW HAVEN CITY(T)	579	02/01/05
NEWPORT TOWN NH	2,965	02/01/05
NYS OFFICE OF REAL PR	7,542	02/01/05
ORCHARD PARK TAX COLLECTOR	9,271	02/01/05
RADCO BUILDERS L.C.	258	02/01/05
SUMMIT COUNTY	7,059	02/01/05
TOWN OF EVANS	6,147	02/01/05
TOWN OF GRAND ISLAND	6,416	02/01/05
TOWN OF HAMBURG	—	02/01/05
TOWN OF LANCASTER	14,435	02/01/05
TOWN OF TONAWANDA	7,051	02/01/05
VENTURA COUNTY TAX COLLECTOR	56	02/01/05
FINISTERRA CORPORATION	22,691	02/02/05
CARROLL COUNTY	87	02/03/05
CITY OF MT STERLING	2,175	02/03/05
ELMA TOWN HALL	3,882	02/03/05
ERIE COUNTY TAX DEPARTMENT	15,211	02/03/05
GEORGETOWN CITY	1,696	02/03/05
GLENN FALLS CITY TREASURER	5,423	02/03/05
JEFFERSONVILLE TAX COLLECTOR	178	02/03/05
NELSON COUNTY SHERIFF	3,146	02/03/05
OWSLEY COUNTY SHERIFR	1,329	02/03/05
RECEIVER OF TAXES & ASSESSMENTS	17,298	02/03/05
ROSS COUNTY TREASURER	9,598	02/03/05
SAN MIGUEL COUNTY TREASURER	2,756	02/03/05
STAMPING GROUND COUNTY	154	02/03/05
TOWN OF AMHERST	23,416	02/03/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended February 28, 2005

Payee	Amount Paid	Check Date
TOWN OF BIG STONE GAP	36	02/03/05
TOWN OF CLARENCE	6,876	02/03/05
TOWN OF HAMBURG	2,650	02/03/05
TOWN OF LANCASTER	12,715	02/03/05
TOWN OF LEE	10,084	02/03/05
TOWN OF OAK BLUFFS	5	02/03/05
TOWN OF PLYMOUTH	537	02/03/05
TOWN OF TONAWANDA	3,553	02/03/05
TOWN OF WEST SENECA	60,430	02/03/05
TUSCARAWAS COUNTY	37	02/03/05
WILLIAMS COUNTY	200	02/03/05
WOOD COUNTY TREASURER	149	02/03/05
BULLS GAP TAX COLLECTOR	822	02/04/05
GREATAMERICA LEASING CORP	35	02/04/05
HAWKINS COUNTY TRUSTEE	2,713	02/04/05
JACKSON COUNTY TREASURER	770	02/04/05
LICKING COUNTY TREASURER	8,484	02/04/05
MADISON COUNTY	1,108	02/04/05
MEDINA COUNTY	339	02/04/05
OTTAWA COUNTY TREASURER	1,265	02/04/05
CAYUGA COUNTY TREASURER	367	02/08/05
CITY OF NORTH TONAWANDA	4,261	02/08/05
COLUMBIANA COUNTY TREASURER	428	02/08/05
HAMLIN TOWN	154	02/08/05
LACKAWANNA COUNTY TAX COLLECTOR	625	02/08/05
LARRY SCHREDER	991	02/08/05
MAHONING COUNTY TREASURER	4,720	02/08/05
CARTER COUNTY COURTHOUSE	3,945	02/10/05
DARKE COUNTY TREASURER	116	02/10/05
GE CAPITAL FLEET SERVICES	3,552	02/10/05
GREENE COUNTY TRUSTEE	98,836	02/10/05
GUERNSEY COUNTY TREASURER	—	02/10/05
GUNNISON COUNTY TREASURER	15,626	02/10/05
HAMBLEN COUNTY	11,837	02/10/05
HAMBURG TOWN COLLECTOR	11,317	02/10/05
LACKAWANNA COUNTY TAX COLLECTOR	2,043	02/10/05
LOUDON COUNTY TRUSTEE	6,451	02/10/05
MORENCI CITY	1,706	02/10/05
MUSKINGUM COUNTY TREASURER	732	02/10/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended February 28, 2005

Payee	Amount Paid	Check Date
SPRINGFIELD CITY TREASURER	410	02/10/05
THE CITY OF JACKSON TREASURER	787	02/10/05
TOWN OF GREENEVILLE	44,298	02/10/05
TUSCARAWAS COUNTY	7,165	02/10/05
WASHINGTON COUNTY COUNTY	3,064	02/10/05
WOLFE COUNTY SHERIFF	2,853	02/10/05
DARLINGTON COUNTY	130	02/11/05
NEOPOST LEASING	100	02/11/05
SSD SYSTEMS	2	02/11/05
GE CAPITAL FLEET SERVICES	(331)	02/14/05
BUTLER COUNTY	2,855	02/16/05
COUNTY OF ROCKINGHAM	285	02/16/05
DANVILLE CITY TAX DEPARTMENT	2,962	02/16/05
LAWRENCE COUNTY OH	326	02/16/05
LEE COUNTY	435	02/16/05
MONROE CO TREASURER	11	02/16/05
OLIVE HILL CITY	886	02/16/05
SAN MIGUEL COUNTY TREASURER	5	02/16/05
TOWN OF ACCIDENT TREASURER	261	02/16/05
TOWN OF FRIENDSVILLE	193	02/16/05
WILMORE CITY	1,123	02/16/05
YUMA COUNTY	533	02/16/05
BEAVER COUNTY	180	02/18/05
DELAGE LANDEN FINANCIAL SERVICES	162	02/18/05
ERIE COUNTY TAX DEPARTMENT	5,118	02/18/05
LOS ANGELES COUNTY	54	02/18/05
SUNFLOWER COUNTY TREASURER	274	02/18/05
TOWN OF MARSHFIELD	7,710	02/18/05
PITNEY BOWES CREDIT CORPORATION	112	02/22/05
CAL & JOANNE FAMILY LTD PRTNRSP	200	02/23/05
ERIE COUNTY TAX DEPARTMENT	22,444	02/23/05
LETCHER COUNTY SHERRIF	3,613	02/23/05
MADAWASKA TOWN	13,003	02/23/05
NIAGARA FALLS CITY	13,356	02/23/05
RITE AID CORORATION	252	02/23/05
SPOTSYLVANIA COUNTY	241	02/23/05
TOWN OF AMESBURY	763	02/23/05
TOWN OF COLLINS	64	02/23/05
TOWN OF SARDINIA	859	02/23/05
WASHINGTON COUNTY	9,937	02/23/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended February 28, 2005

Payee	Amount Paid	Check Date
EASTLAKE COMMERCIAL	61	02/24/05
BLACKBURN CENTER, LLC	433	02/25/05
DORIS LAWTON	170	02/25/05
KIR TEMECULA L.P.	105	02/25/05
TOTAL	764,744

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended February 28, 2005

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
ALABAMA DEPARTMENT OF REVENUE	Gross Receipts Tax	$215	02/17/05
ARIZONA DEPARTMENT OF REVENUE	Sales Tax	15	02/16/05
ASHLAND INDEPENDENT BOARD OF	Utility Tax	10,656	02/09/05
BATH COUNTY SCHOOL D	Utility Tax	1,197	02/09/05
BEREA INDEPENDENT SCHOOL DIST	Utility Tax	2,419	02/09/05
BOARD OF EQUALIZATION	Gross Receipts Tax	148	02/09/05
BOARD OF EQUALIZATION	Sales Tax	16	02/22/05
BOARD OF EQUALIZATION	Sales Tax	62	02/24/05
BOURBON COUNTY SCHOOL	Utility Tax	568	02/09/05
BOYD COUNTY SCHOOL D	Gross Receipts Tax	11	02/09/05
BOYD COUNTY SCHOOL D	Utility Tax	3,266	02/09/05
BOYLE COUNTY SCHOOL DISTRICT	Utility Tax	1,542	02/09/05
BREATHITT COUNTY SCH	Utility Tax	1,048	02/09/05
BRECKINRIDGE COUNTY BOARD OF	Utility Tax	655	02/09/05
BURGIN EDUCATION BO	Utility Tax	318	02/09/05
BUTLER COUNTY SCHOOL DISTRICT	Utility Tax	58	02/09/05
CALIFORNIA HIGH COST FUND—A	Gross Receipts Tax	35	02/09/05
CALIFORNIA HIGH COST FUND—B	Sales Tax	532	02/09/05
CALIFORNIA TELECONNECT FUND	Sales Tax	33	02/09/05
CARTER COUNTY SCHOOL	Utility Tax	1,639	02/09/05
CITY OF ARCADIA	Gross Receipts Tax	10	02/17/05
CITY OF BALDWIN PARK	Utility Tax	5,809	02/08/05
CITY OF BALDWIN PARK	Gross Receipts Tax	6	02/17/05
CITY OF BEAUMONT	Utility Tax	3,902	02/08/05
CITY OF BRAWLEY	Utility Tax	8,114	02/08/05
CITY OF CHARLOTTSVILLE	Utility Tax	52,029	02/16/05
CITY OF COLORADO SPRINGS	Sales Tax	137	02/16/05
CITY OF CULVER CITY	Gross Receipts Tax	11	02/17/05
CITY OF FONTANA	Utility Tax	162	02/08/05
CITY OF HERMOSA BEACH	Utility Tax	21,141	02/08/05
CITY OF HOLTVILLE	Utility Tax	1,981	02/08/05
CITY OF LA HABRA	Utility Tax	26,682	02/08/05
CITY OF LA HABRA	Gross Receipts Tax	30	02/17/05
CITY OF LOS ANGELES	Gross Receipts Tax	548	02/17/05
CITY OF MORENO VALLEY	Utility Tax	68,853	02/08/05
CITY OF MORENO VALLEY	Gross Receipts Tax	31	02/17/05
CITY OF PASADENA	Gross Receipts Tax	5	02/17/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended February 28, 2005

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
CITY OF PICO RIVERA	Utility Tax	14,317	02/08/05
CITY OF PICO RIVERA	Gross Receipts Tax	8	02/17/05
CITY OF PLACENTIA	Utility Tax	15,930	02/08/05
CITY OF PLACENTIA	Gross Receipts Tax	7	02/17/05
CITY OF PORT HUENEME	Utility Tax	10,589	02/08/05
CITY OF PULLMAN	Gross Receipts Tax	14	02/14/05
CITY OF REDONDO BEACH	Gross Receipts Tax	53	02/17/05
CITY OF REDONDO BEACH CA	Utility Tax	45,467	02/08/05
CITY OF RIALTO	Utility Tax	43,577	02/08/05
CITY OF SAN BERNARDINO	Utility Tax	63,881	02/08/05
CITY OF SAN BERNARDINO	Gross Receipts Tax	9	02/17/05
CITY OF SAN BUENAVENTURA	Utility Tax	35,169	02/08/05
CITY OF SANTA ANA	Gross Receipts Tax	13	02/17/05
CITY OF SANTA MONICA	Utility Tax	169,672	02/08/05
CITY OF SANTA MONICA	Gross Receipts Tax	133	02/17/05
CITY OF SEAL BEACH	Gross Receipts Tax	20	02/17/05
CITY OF VENTURA	Gross Receipts Tax	12	02/17/05
CITY OF WAYNESBORO	Utility Tax	27,236	02/16/05
CITY OF WHITTIER	Gross Receipts Tax	6	02/17/05
CITY OF WINCHESTER	Utility Tax	15,310	02/16/05
CLOVERPORT BOARD OF EDUCATION	Utility Tax	241	02/09/05
COLORADO DEPARTMENT OF REVENUE	Gross Receipts Tax	188	02/15/05
COLORADO DEPARTMENT OF REVENUE	Sales Tax	765	02/15/05
COLORADO DEPARTMENT OF REVENUE	Sales Tax	2,856	02/22/05
COMPTROLLER OF MARYLAND	Sales Tax	7,470	02/18/05
COMPTROLLER OF MD	Sales Tax	7,944	02/18/05
CONNECTICUT DEPT OF REVENUE	Sales Tax	352,724	02/28/05
COUNTY OF MONTGOMERY	Utility Tax	8,276	02/16/05
DANVILLE INDEPENDENT SCHOOL DIS	Utility Tax	4,557	02/09/05
DAVIESS CO BOARD OF EDUCATION	Gross Receipts Tax	11	02/09/05
DAVIESS CO BOARD OF EDUCATION	Utility Tax	16,176	02/09/05
DEAF TRUST	Sales Tax	64	02/09/05
ELLIOTT COUNTY SCHOO	Utility Tax	226	02/09/05
FLORIDA DEPT OF REVENUE	Gross Receipts Tax	49,480	02/22/05
FLORIDA DEPT OF REVENUE	Sales Tax	133,720	02/22/05
FLORIDA DEPT OF REVENUE	Telecommunications Tax	3,411,086	02/22/05
FRANKLIN COUNTY SCHOOL DISTRICT	Utility Tax	104	02/09/05
GARRARD COUNTY SCHOOL DISTRICT	Utility Tax	950	02/09/05
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	100	02/11/05
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	16,259	02/22/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended February 28, 2005

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
HANCOCK COUNTY BOARD OF	Utility Tax	727	02/09/05
HARLAN COUNTY SCHOOL	Utility Tax	244	02/09/05
HARRISON COUNTY SCHOOL DISTRICT	Utility Tax	2,583	02/09/05
HARRODSBURG BOARD OF EDUCATION	Utility Tax	2,624	02/09/05
HENDERSON CO BOARD OF EDUCATION	Utility Tax	2,286	02/09/05
IDAHO STATE TAX COMMISSION	Sales Tax	4,490	02/09/05
IDAHO STATE TAX COMMISSION	Sales Tax	629	02/18/05
IDAHO UNIVERSAL SERV	Gross Receipts Tax	21	02/14/05
INDIANA DEPT OF REVENUE	Sales Tax	1,828	02/09/05
INDIANA DEPT OF REVENUE	Sales Tax	27,172	02/22/05
INTERNAL REVENUE SERVICE	Federal Excise Tax	39,075	02/10/05
JACKSON INDEPENDENT SCHOOLS	Utility Tax	494	02/09/05
JESSAMINE COUNTY BOARD OF EDUCA	Utility Tax	7,519	02/09/05
KANSAS DEPT OF REVENUE	Sales Tax	16,774	02/25/05
KENTUCKY REVENUE CABINET	Sales Tax	2,228	02/18/05
LAUREL COUNTY SCHOOL	Utility Tax	6,445	02/09/05
LEE COUNTY SCHOOL DI	Utility Tax	1,017	02/09/05
LESLIE COUNTY SCHOOL	Utility Tax	988	02/09/05
LETCHER COUNTY BOARD OF EDUCATI	Utility Tax	766	02/09/05
LEWIS COUNTY BOARD OF	Utility Tax	883	02/09/05
LEWIS COUNTY SCHOOL	Utility Tax	287	02/09/05
LINCOLN COUNTY BOARD OF EDUCATI	Utility Tax	1,263	02/09/05
LOGAN COUNTY SCHOOL DISTRICT	Utility Tax	30	02/09/05
MADISON COUNTY SCHOOL DISTRICT	Gross Receipts Tax	25	02/09/05
MADISON COUNTY SCHOOL DISTRICT	Utility Tax	18,695	02/09/05
MAINE REVENUE SERVICES	Sales Tax	5,858	02/15/05
MARION COUNTY SCHOOL	Utility Tax	2,768	02/09/05
MASC TELECOMMUNICATIONS TAX	Sales Tax	509	02/15/05
MASS DEPT OF REVENUE	Sales Tax	7,779	02/18/05
MCLEAN COUNTY SCHOOL DISTRICT	Utility Tax	712	02/09/05
MENIFEE COUNTY SCHOO	Utility Tax	428	02/09/05
MERCER COUNTY SCHOOL DISTRICT	Utility Tax	1,745	02/09/05
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	6,002	02/09/05
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	35,169	02/18/05
MORGAN COUNTY SCHOOL	Utility Tax	1,017	02/09/05
NECA AUSF	Gross Receipts Tax	3	02/02/05
NECA VUSF	Gross Receipts Tax	240	02/14/05
NELSON COUNTY BOARD OF EDUCATIO	Utility Tax	1,329	02/09/05
NEW JERSEY SALES TAX	Sales Tax	529	02/22/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended February 28, 2005

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
NICHOLAS COUNTY SCHO	Utility Tax	666	02/09/05
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	4,091	02/09/05
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	13,905	02/10/05
NYS SALES TAX PROCESSING	Sales Tax	7,620	02/16/05
OFFICE OF REGULATIONS	Gross Receipts Tax	136	02/14/05
OHIO COUNTY SCHOOL DISTRICT	Utility Tax	19	02/09/05
OKLAHOMA TAX COMMISSION	Sales Tax	485	02/09/05
OWENSBORO BOARD OF EDUCATION	Utility Tax	11,018	02/09/05
OWSLEY COUNTY BOARD OF EDUCATIO	Utility Tax	370	02/09/05
PA DEPARTMENT OF REVENUE	Sales Tax	214,276	02/22/05
PARIS INDEPENDENT SCHOOLS	Utility Tax	2,910	02/09/05
PERRY COUNTY SCHOOL	Utility Tax	251	02/09/05
PETERSBURG CITY O(T)	Utility Tax	19,579	02/16/05
POWELL COUNTY SCHOOL	Utility Tax	1,828	02/09/05
PUBLIC UTILITY COMMISSION OF	Gross Receipts Tax	5	02/09/05
RHODE ISLAND DIVISION OF TAX	Gross Receipts Tax	71	02/17/05
ROCKCASTLE COUNTY SCHOOL	Utility Tax	899	02/09/05
RUSSELL INDEPENDENT	Utility Tax	6,376	02/09/05
SCOTT COUNTY SCHOOL	Utility Tax	7,681	02/09/05
SOUTH CAROLINA DEPARTMENT OF	Sales Tax	63,358	02/22/05
STATE OF NEW HAMPSHIRE	Utility Tax	59,751	02/07/05
STATE OF NEW HAMPSHIRE	Gross Receipts Tax	1,428	02/14/05
STATE TAX DEPARTMENT	Sales Tax	132,778	02/07/05
TENNESSEE DEPT OF REVENUE	Sales Tax	61,422	02/22/05
TOWN OF ALBION	Utility Tax	335	02/16/05
TOWN OF BLACKSBURG	Utility Tax	14,880	02/16/05
TOWN OF MT CRESTED BUTTE	Utility Tax	1,614	02/09/05
TOWN OF SOUTH BOSTON	Utility Tax	4,386	02/16/05
TREASURER — STATE OF OHIO	Sales Tax	31,538	02/23/05
TREASURER OF STATE OF OHIO	Sales Tax	97,963	02/23/05
TREASURER STATE OF OHIO	Sales Tax	18,025	02/16/05
UNION COUNTY SCHOOL DISTRICT	Utility Tax	2,753	02/09/05
UNIVERSAL LIFETIME TELEPHONE SE	Gross Receipts Tax	240	02/09/05
UNIVERSAL SERVICE ADMINSTRATIVE	Federal USF	34,937	02/01/05
VERMONT DEPT OF TAXES	Sales Tax	345,460	02/22/05
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	11,929	02/16/05
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	365	02/17/05
WASHINGTON COUNTY BOARD OF EDU	Utility Tax	891	02/09/05
WASHINGTON DEPT OF REVENUE	Sales Tax	3,713	02/16/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended February 28, 2005

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
WEBSTER COUNTY BOARD OF	Utility Tax	658	02/09/05
WEST VIRGINIA STATE TAX DEPT	Sales Tax	164,573	02/18/05
WOLFE COUNTY SCHOOL	Utility Tax	563	02/09/05
WOODFORD COUNTY BOARD OF ED	Utility Tax	4,800	02/09/05

Total		$6,222,231

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements
for the Month Ended February 28, 2005

LEGAL ENTITY	Account Number	Case Number	Disbursements
ACC CABLE COMMUNICATIONS FL-VA, LLC	081-02-41904	02-41904	$7,337,059
ACC CABLE HOLDINGS VA, INC.	081-02-41905	02-41905	—
ACC HOLDINGS II, LLC	081-02-41955	02-41955	—
ACC INVESTMENT HOLDINGS, INC.	081-02-41957	02-41957	—
ACC OPERATIONS, INC.	081-02-41956	02-41956	27,834
ACC TELECOMMUNICATIONS HOLDINGS LLC	081-02-41864	02-41864	—
ACC TELECOMMUNICATIONS LLC	081-02-41863	02-41863	11,524,485
ACC TELECOMMUNICATIONS OF VIRGINIA LLC	081-02-41862	02-41862	—
ACC-AMN HOLDINGS, LLC	081-02-41861	02-41861	—
ADELPHIA ACQUISITION SUBSIDIARY, INC.	081-02-41860	02-41860	4,383,286
ADELPHIA ARIZONA, INC.	081-02-41859	02-41859	—
ADELPHIA BLAIRSVILLE, LLC	081-02-41735	02-41735	—
ADELPHIA CABLE PARTNERS, LP	081-02-41902	02-41902	4,615,595
ADELPHIA CABLEVISION ASSOCIATES, LP	081-02-41913	02-41913	387,248
ADELPHIA CABLEVISION CORP.	081-02-41752	02-41752	563,882
ADELPHIA CABLEVISION OF BOCA RATON, LLC	081-02-41751	02-41751	945,416
ADELPHIA CABLEVISION OF FONTANA, LLC	081-02-41755	02-41755	—
ADELPHIA CABLEVISION OF INLAND EMPIRE, LLC	081-02-41754	02-41754	3,715,151
ADELPHIA CABLEVISION OF NEW YORK, INC.	081-02-41892	02-41892	1,658,514
ADELPHIA CABLEVISION OF NEWPORT BEACH, LLC	081-02-41947	02-41947	540,228
ADELPHIA CABLEVISION OF ORANGE COUNTY II, LLC	081-02-41781	02-41781	270,884
ADELPHIA CABLEVISION OF ORANGE COUNTY, LLC	081-02-41946	02-41946	344,538
ADELPHIA CABLEVISION OF SAN BERNANDINO, LLC	081-02-41753	02-41753	—
ADELPHIA CABLEVISION OF SANTA ANA, LLC	081-02-41831	02-41831	1,362,909
ADELPHIA CABLEVISION OF SEAL BEACH, LLC	081-02-41757	02-41757	77,807
ADELPHIA CABLEVISION OF SIMI VALLEY, LLC	081-02-41830	02-41830	551,589
ADELPHIA CABLEVISION OF THE KENNEBUNKS, LLC	081-02-41943	02-41943	159,355
ADELPHIA CABLEVISION OF WEST PALM BEACH III, LLC	081-02-41783	02-41783	152,793
ADELPHIA CABLEVISION OF WEST PALM BEACH IV, LLC	081-02-41766	02-41766	1,964,304
ADELPHIA CABLEVISION OF WEST PALM BEACH V, LLC	081-02-41764	02-41764	111,351
ADELPHIA CABLEVISION, LLC	081-02-41858	02-41858	65,703,429
ADELPHIA CALIFORNIA CABLEVISION, LLC	081-02-41942	02-41942	12,334,194
ADELPHIA CENTRAL PENNSYLVANIA, LLC	081-02-41950	02-41950	2,720,058
ADELPHIA CLEVELAND, LLC	081-02-41793	02-41793	10,489,418
ADELPHIA COMMUNICATIONS CORPORATION	081-02-41729	02-41729	—
ADELPHIA COMMUNICATIONS INTERNATIONAL, INC.	081-02-41857	02-41857	—
ADELPHIA COMMUNICATIONS OF CALIFORNIA II, LLC	081-02-41748	02-41748	2,139,234
ADELPHIA COMMUNICATIONS OF CALIFORNIA III, LLC	081-02-41817	02-41817	1,139,328
ADELPHIA COMMUNICATIONS OF CALIFORNIA, LLC	081-02-41749	02-41749	84,858

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements
for the Month Ended February 28, 2005

LEGAL ENTITY	Account Number	Case Number	Disbursements
ADELPHIA COMPANY OF WESTERN CONNECTICUT	081-02-41801	02-41801	1,940,416
ADELPHIA GENERAL HOLDINGS III, LLC	081-02-41854	02-41854	—
ADELPHIA GP HOLDINGS, LLC	081-02-41829	02-41829	—
ADELPHIA GS CABLE, LLC	081-02-41908	02-41908	2,064,842
ADELPHIA HARBOR CENTER HOLDINGS LLC	081-02-41853	02-41853	—
ADELPHIA HOLDINGS 2001, LLC	081-02-41926	02-41926	—
ADELPHIA INTERNATIONAL II, LLC	081-02-41856	02-41856	—
ADELPHIA INTERNATIONAL III, LLC	081-02-41855	02-41855	—
ADELPHIA MOBILE PHONES, INC.	081-02-41852	02-41852	—
ADELPHIA OF THE MIDWEST, INC.	081-02-41794	02-41794	—
ADELPHIA PINELLAS COUNTY, LLC	081-02-41944	02-41944	—
ADELPHIA PRESTIGE CABLEVISION, LLC	081-02-41795	02-41795	4,627,665
ADELPHIA TELECOMMUNICATIONS OF FLORIDA, INC.	081-02-41939	02-41939	66,910
ADELPHIA TELECOMMUNICATIONS, INC.	081-02-41851	02-41851	1,313,488
ADELPHIA WELLSVILLE, LLC	081-02-41850	02-41850	—
ADELPHIA WESTERN NEW YORK HOLDINGS, LLC	081-02-41849	02-41849	—
ARAHOVA COMMUNICATIONS, INC.	081-02-41815	02-41815	7,830,855
ARAHOVA HOLDINGS, LLC	081-02-41893	02-41893	—
BADGER HOLDING CORP	081-02-41792	02-41792	—
BETTER TV INC. OF BENNINGTON	081-02-41914	02-41914	214,815
BLACKSBURG/SALEM CABLEVISION, INC.	081-02-41759	02-41759	475,800
BRAZAS COMMUNICATIONS, INC.	081-02-41804	02-41804	—
BUENAVISION TELECOMMUNICATIONS, INC.	081-02-41938	02-41938	450,813
CABLE SENTRY CORPORATION	081-02-41894	02-41894	—
CALIFORNIA AD SALES, LLC	081-02-41945	02-41945	—
CCC-III, INC.	081-02-41867	02-41867	—
CCC-INDIANA, INC.	081-02-41937	02-41937	—
CCH INDIANA, LP	081-02-41935	02-41935	—
CDA CABLE, INC.	081-02-41879	02-41879	150,590
CENTURY ADVERTISING, INC.	081-02-41731	02-41731	—
CENTURY ALABAMA CORP	081-02-41889	02-41889	132,704
CENTURY ALABAMA HOLDING CORP	081-02-41891	02-41891	—
CENTURY AUSTRALIA COMMUNICATIONS CORP	081-02-41738	02-41738	—
CENTURY BERKSHIRE CABLE CORP	081-02-41762	02-41762	399,811
CENTURY CABLE HOLDING CORP	081-02-41814	02-41814	129
CENTURY CABLE HOLDINGS, LLC	081-02-41812	02-41812	48,068,225
CENTURY CABLE MANAGEMENT CORPORATION	081-02-41887	02-41887	138,157
CENTURY CABLE OF SOUTHERN CALIFORNIA	081-02-41745	02-41745	—
CENTURY CABLEVISION HOLDINGS, LLC	081-02-41936	02-41936	1,278,136
CENTURY CAROLINA CORP	081-02-41886	02-41886	3,467,122
CENTURY COLORADO SPRINGS CORP	081-02-41736	02-41736	116,331
CENTURY COLORADO SPRINGS PARTNERSHIP	081-02-41774	02-41774	3,587,856

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements
for the Month Ended February 28, 2005

LEGAL ENTITY	Account Number	Case Number	Disbursements
CENTURY COMMUNICATIONS CORPORATION	081-02-12834	02-12834	1,211,289
CENTURY CULLMAN CORP	081-02-41888	02-41888	212,500
CENTURY ENTERPRISE CABLE CORP	081-02-41890	02-41890	216,723
CENTURY EXCHANGE, LLC	081-02-41744	02-41744	—
CENTURY FEDERAL, INC.	081-02-41747	02-41747	—
CENTURY GRANITE CABLE TELEVISION CORP.	081-02-41779	02-41779	—
CENTURY HUNTINGTON COMPANY	081-02-41885	02-41885	1,218,998
CENTURY INDIANA CORP	081-02-41768	02-41768	—
CENTURY INVESTMENT HOLDING CORP	081-02-41740	02-41740	—
CENTURY INVESTORS, INC.	081-02-41733	02-41733	—
CENTURY ISLAND ASSOCIATES, INC.	081-02-41771	02-41771	23,859
CENTURY ISLAND CABLE TELEVISION CORP	081-02-41772	02-41772	—
CENTURY KANSAS CABLE TELEVISION CORP	081-02-41884	02-41884	131,555
CENTURY LYKENS CABLE CORP	081-02-41883	02-41883	151,215
CENTURY MENDOCINO CABLE TELEVISION, INC.	081-02-41780	02-41780	548,300
CENTURY MISSISSIPPI CORP	081-02-41882	02-41882	235,186
CENTURY MOUNTAIN CORP	081-02-41797	02-41797	87,301
CENTURY NEW MEXICO CABLE TELEVISION CORP.	081-02-41784	02-41784	—
CENTURY NORWICH CORP	081-02-41881	02-41881	555,705
CENTURY OHIO CABLE TELEVISION CORP	081-02-41811	02-41811	524,863
CENTURY OREGON CABLE CORP	081-02-41739	02-41739	—
CENTURY PACIFIC CABLE TV INC	081-02-41746	02-41746	—
CENTURY PROGRAMMING, INC.	081-02-41732	02-41732	—
CENTURY REALTY CORP.	081-02-41813	02-41813	—
CENTURY SHASTA CABLE TELEVISION CORP	081-02-41880	02-41880	—
CENTURY SOUTHWEST COLORADO CABLE TELEVISION CORP	081-02-41770	02-41770	—
CENTURY TRINIDAD CABLE TELEVISION CORP.	081-02-41790	02-41790	117,463
CENTURY VIRGINIA CORP	081-02-41796	02-41796	324,518
CENTURY VOICE AND DATA COMMUNICATIONS, INC.	081-02-41737	02-41737	—
CENTURY WARRICK CABLE CORP.	081-02-41763	02-41763	—
CENTURY WASHINGTON CABLE TELEVISION, INC.	081-02-41878	02-41878	—
CENTURY WYOMING CABLE TELEVISION CORP.	081-02-41789	02-41789	48,211
CENTURY-TCI CALIFORNIA COMMUNICATIONS, LP	081-02-41743	02-41743	430
CENTURY-TCI CALIFORNIA, LP	081-02-41741	02-41741	53,298,910
CENTURY-TCI HOLDINGS, LLC	081-02-41742	02-41742	—
CHELSEA COMMUNICATIONS, INC.	081-02-41923	02-41923	7
CHELSEA COMMUNICATIONS, LLC	081-02-41924	02-41924	9,924,792
CHESTNUT STREET SERVICES, LLC	081-02-41842	02-41842	—
CLEAR CABLEVISION, INC.	081-02-41756	02-41756	—
CMA CABLEVISION ASSOCIATES VII, LP	081-02-41808	02-41808	232,165

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements
for the Month Ended February 28, 2005

LEGAL ENTITY	Account Number	Case Number	Disbursements
CMA CABLEVISION ASSOCIATES XI, LP	081-02-41807	02-41807	49,610
CORAL SECURITY, INC	081-02-41895	02-41895	—
COWLITZ CABLEVISION, INC.	081-02-41877	02-41877	501,812
CP-MDU I LLC	081-02-41940	02-41940	—
CP-MDU II LLC	081-02-41941	02-41941	—
E & E CABLE SERVICE, INC.	081-02-41785	02-41785	—
EASTERN VIRGINIA CABLEVISION HOLDINGS, LLC	081-02-41799	02-41799	—
EASTERN VIRGINIA CABLEVISION, LP	081-02-41800	02-41800	301,062
EMPIRE SPORTS NETWORK, LP	081-02-41844	02-41844	384,440
FAE CABLE MANAGEMENT CORP	081-02-41734	02-41734	—
FOP INDIANA, LP	081-02-41816	02-41816	189,172
FRONTIERVISION ACCESS PARTNERS, LLC	081-02-41819	02-41819	1,240,464
FRONTIERVISION CABLE NEW ENGLAND, INC.	081-02-41822	02-41822	516,492
FRONTIERVISION CAPITAL CORPORATION	081-02-41820	02-41820	—
FRONTIERVISION HOLDINGS CAPITAL CORPORATION	081-02-41824	02-41824	—
FRONTIERVISION HOLDINGS CAPITAL II CORPORATION	081-02-41823	02-41823	—
FRONTIERVISION HOLDINGS, LLC	081-02-41827	02-41827	—
FRONTIERVISION HOLDINGS, LP	081-02-41826	02-41826	—
FRONTIERVISION OPERATING PARTNERS, LLC	081-02-41825	02-41825	—
FRONTIERVISION OPERATING PARTNERS, LP	081-02-41821	02-41821	35,023,257
FRONTIERVISION PARTNERS, LP	081-02-41828	02-41828	—
FT MYERS CABLEVISION, LLC	081-02-41948	02-41948	—
FT. MYERS ACQUISITION LIMITED PARTNERSHIP	081-02-41949	02-41949	—
GENESIS CABLE COMMUNICATIONS SUBSIDIARY, LLC	081-02-41903	02-41903	—
GLOBAL ACQUISITION PARTNERS, LP	081-02-41933	02-41933	1,067,148
GLOBAL CABLEVISION II, LLC	081-02-41934	02-41934	—
GRAFTON CABLE COMPANY	081-02-41788	02-41788	—
GS CABLE, LLC	081-02-41907	02-41907	1,516,995
GS TELECOMMUNICATIONS LLC	081-02-41906	02-41906	—
HARRON CABLEVISION OF NEW HAMPSHIRE, INC.	081-02-41750	02-41750	1,453,929
HUNTINGTON CATV, INC.	081-02-41765	02-41765	—
IMPERIAL VALLEY CABLEVISION, INC.	081-02-41876	02-41876	693,544
KALAMAZOO COUNTY CABLEVISION, INC.	081-02-41922	02-41922	—
KEY BISCAYNE CABLEVISION	081-02-41898	02-41898	98,172
KOOTENAI CABLE, INC.	081-02-41875	02-41875	732,228
LAKE CHAMPLAIN CABLE TELEVISION CORPORATION	081-02-41911	02-41911	128,857
LEADERSHIP ACQUISITION LIMITED PARTNERSHIP	081-02-41931	02-41931	—
LOUISA CABLEVISION, INC.	081-02-41760	02-41760	8,329
MANCHESTER CABLEVISION, INC.	081-02-41758	02-41758	—
MARTHA'S VINEYARD CABLEVISION, LP	081-02-41805	02-41805	276,439
MERCURY COMMUNICATIONS, INC.	081-02-41840	02-41840	57,210
MICKELSON MEDIA OF FLORIDA, INC.	081-02-41874	02-41874	191,342

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements
for the Month Ended February 28, 2005

LEGAL ENTITY	Account Number	Case Number	Disbursements
MICKELSON MEDIA, INC.	081-02-41782	02-41782	146,831
MONTGOMERY CABLEVISION, INC.	081-02-41848	02-41848	—
MONUMENT COLORADO CABLEVISION, INC.	081-02-41932	02-41932	117,488
MOUNTAIN CABLE COMMUNICATIONS CORPORATION	081-02-41916	02-41916	—
MOUNTAIN CABLE COMPANY, LP	081-02-41909	02-41909	2,848,449
MT. LEBANON CABLEVISION, INC	081-02-41920	02-41920	—
MULTI-CHANNEL TV CABLE COMPANY	081-02-41921	02-41921	305,277
NATIONAL CABLE ACQUISITION ASSOCIATES, LP	081-02-41952	02-41952	2,204,286
OLYMPUS CABLE HOLDINGS, LLC	081-02-41925	02-41925	7,090,391
OLYMPUS CAPITAL CORPORATION	081-02-41930	02-41930	—
OLYMPUS COMMUNICATIONS HOLDINGS, LLC	081-02-41953	02-41953	—
OLYMPUS COMMUNICATIONS, LP	081-02-41954	02-41954	815
OLYMPUS SUBSIDIARY, LLC	081-02-41928	02-41928	—
OWENSBORO INDIANA, LP	081-02-41773	02-41773	—
OWENSBORO ON THE AIR, INC.	081-02-41777	02-41777	—
OWENSBORO-BRUNSWICK, INC.	081-02-41730	02-41730	2,941,733
PAGE TIME, INC.	081-02-41839	02-41839	732
PARAGON CABLE TELEVISION, INC.	081-02-41778	02-41778	—
PARAGON CABLEVISION CONSTRUCTION CORPORATION	081-02-41775	02-41775	—
PARAGON CABLEVISION MANAGEMENT CORPORATION	081-02-41776	02-41776	—
PARNASSOS COMMUNICATIONS, LP	081-02-41846	02-41846	224,644
PARNASSOS HOLDINGS, LLC	081-02-41845	02-41845	—
PARNASSOS, LP	081-02-41843	02-41843	13,548,496
PERICLES COMMUNICATIONS CORPORATION	081-02-41919	02-41919	—
PULLMAN TV CABLE CO., INC.	081-02-41873	02-41873	287,712
RENTAVISION OF BRUNSWICK, INC.	081-02-41872	02-41872	234,193
RICHMOND CABLE TELEVISION CORPORATION	081-02-41912	02-41912	50,334
RIGPAL COMMUNICATIONS, INC.	081-02-41917	02-41917	—
ROBINSON/PLUM CABLEVISION, LP	081-02-41927	02-41927	414,420
S/T CABLE CORPORATION	081-02-41791	02-41791	—
SABRES, INC.	081-02-41838	02-41838	—
SCRANTON CABLEVISION, INC.	081-02-41761	02-41761	1,040,091
SENTINEL COMMUNICATIONS OF MUNCIE, INDIANA, INC.	081-02-41767	02-41767	—
SOUTHEAST FLORIDA CABLE, INC.	081-02-41900	02-41900	11,320,079
SOUTHWEST COLORADO CABLE INC.	081-02-41769	02-41769	161,846
SOUTHWEST VIRGINIA CABLE, INC.	081-02-41833	02-41833	773,729
STAR CABLE INC.	081-02-41787	02-41787	—
STARPOINT, LIMITED PARTNERSHIP	081-02-41897	02-41897	896,352
SVHH CABLE ACQUISITION, LP	081-02-41836	02-41836	738,733

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements
for the Month Ended February 28, 2005

LEGAL ENTITY	Account Number	Case Number	Disbursements
SVHH HOLDINGS, LLC	081-02-41837	02-41837	—
TELE-MEDIA COMPANY OF HOPEWELL-PRINCE GEORGE	081-02-41798	02-41798	139,853
TELE-MEDIA COMPANY OF TRI-STATES, LP	081-02-41809	02-41809	—
TELE-MEDIA INVESTMENT PARTNERSHIP, LP	081-02-41951	02-41951	1,318,402
TELESAT ACQUISITION LIMITED PARTNERSHIP	081-02-41929	02-41929	—
TELESAT ACQUISITION, LLC	081-02-41871	02-41871	2,434,868
THE GOLF CLUB AT WENDING CREEK FARMS, LLC	081-02-41841	02-41841	—
THE MAIN INTERNETWORKS, INC.	081-02-41818	02-41818	—
THE WESTOVER TV CABLE CO., INC.	081-02-41786	02-41786	—
THREE RIVERS CABLE ASSOCIATES, LP	081-02-41910	02-41910	540,475
TIMOTHEOS COMMUNICATIONS, LP	081-02-41901	02-41901	—
TMC HOLDINGS CORPORATION	081-02-41803	02-41803	—
TMC HOLDINGS, LLC	081-02-41802	02-41802	—
TRI-STATES, LLC	081-02-41810	02-41810	—
UCA LLC	081-02-41834	02-41834	21,880,963
UPPER ST. CLAIR CABLEVISION INC	081-02-41918	02-41918	—
US TELE-MEDIA INVESTMENT COMPANY	081-02-41835	02-41835	—
VALLEY VIDEO, INC.	081-02-41870	02-41870	182,565
VAN BUREN COUNTY CABLEVISION, INC.	081-02-41832	02-41832	124,068
WARRICK CABLEVISION, INC	081-02-41866	02-41866	—
WARRICK INDIANA, LP	081-02-41865	02-41865	158,531
WELLSVILLE CABLEVISION, LLC	081-02-41806	02-41806	226,193
WEST BOCA ACQUISITION LIMITED PARTNERSHIP	081-02-41899	02-41899	924,952
WESTERN NY CABLEVSION, LP	081-02-41847	02-41847	—
WESTVIEW SECURITY, INC	081-02-41896	02-41896	—
WILDERNESS CABLE COMPANY	081-02-41869	02-41869	129,959
YOUNG'S CABLE TV CORP	081-02-41915	02-41915	226,658
YUMA CABLEVISION, INC.	081-02-41868	02-41868	812,020

TOTAL			$399,570,042

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII

Court Reporting schedules for Insurance Coverage

Coverage**	Company	Policy No.	Term
Commercial Property	Lexington, C N A, RSUI	7474233; 1098648388; 335349	05/16/04-05/16/05
Commercial General Liability	AIG (American Home Assurance Co)	4806343, 4806117, 4806148	05/16/04-05/16/05
Commercial Automobile Liability	AIG (American Home Assurance Co)	MA—5189088 VA—5189089 TX—5189090 All other states—5189087	5/16/04-05/16/05
Excess Automobile Liability	AIG (Lexington)	All States—4261364	05/16/04-05/16/05
Worker's Compensation	AIG (New Hampshire Ins. Co., AI South Insurance Co., National Union Fire Insurance Co. of VT, and Ins. Co. State of PA)	All states except monopolistic policy numbers 5212710, 5212711, 5212712, 5212713	05/16/04-05/16/05
Ohio	Ohio Bureau of Workers Compensation	1328524	Ongoing*
Washington State	WA Department of Labor & Industry	083 004 452	10/1/99-Ongoing*
West Virginia	West Virginia Workers' Compensation	20104948 101	10/1/99-Ongoing*
Wyoming	Wyoming Department of Employment	366575/989582	10/1/99-Ongoing*
International Package Policy (Liability & Foreign Voluntary Comp)	ACE USA (ACE American Insurance Co.)	PHR073190	10/15/04-10/15/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII

Court Reporting schedules for Insurance Coverage

Coverage**	Company	Policy No.	Term
Aircraft Policy	AIG (National Union Fire Insurance Co.)	GM3380176-02	11/01/04-11/01/05
Umbrella Liability	Zurich (American Guarantee & Liability Insurance Co.)	AUC937411601	05/16/04-05/16/05
Excess Umbrella Liability	XL, St. Paul, Zurich	US00006683L104A, Q16400089, AEC380810300	05/16/04-05/16/05
Special Crime	Liberty Insurance Underwriters	180933013	12/19/04-12/31/05
New York Disability	Cigna	NYD 074487	07/01/04-12/31/05
Pollution Liability	Quanta Specialty Lines Insurance Company	On-site coverage (2000265) Off-site coverage(2000266)	01/01/05-01/01/06
Fiduciary Liability Insurance	Houston Casualty Co.	14MG03A2983	12/08/04-12/31/05
Primary Directors & Officers Liability	Houston Casualty (U.S. Specialty Insurance Co.)	14MGU04A4702	12/31/04-12/31/05
Directors & Officers Liability Tail	Associated Electric & Gas Insurance Services Limited (AEGIS)	D0999A1A00	12/31/03-12/31/05 (Extension of 12/31/00- 12/31/03 policy)
Excess Directors & Officers Liability	AIG (National Union Fire Insurance Co.). Hartford (Twin City Fire Ins. Co.) Axis Reinsurance Co. Old Republic Insurance Co.	To Be Determined To Be Determined To Be Determined To Be Determined	12/31/04-12/31/05 12/31/04-12/31/05 12/31/04-12/31/05 12/31/04-12/31/05
Blanket Fidelity Bond incl ERISA	Great American Insurance Co.	554-43-87	05/16/04-05/16/05
Media Professional Liability	ACE (Illinois Union Insurance Company)	EON G21640104 002	01/22/04-04/01/05

*
Ongoing means until the policy is cancelled by Adelphia or carrier

**
The named insured is Adelphia Communications Corporation et al for all of the coverages.

QuickLinks

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) UNAUDITED CONSOLIDATED BALANCE SHEET (Dollars in thousands, except share data)
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts)
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Summary
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule I Court Reporting schedules for Payroll and Payroll Taxes for the Month Ended February 28, 2005
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule II
Court Reporting schedules for Payroll Taxes Paid for the Month Ended February 28, 2005
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule III
Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended February 28, 2005
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule IV
Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended February 28, 2005
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule V
Court Reporting schedules for Sales and Other Taxes Paid for the Month Ended February 28, 2005
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule VI
Court Reporting schedules for Cash Disbursements for the Month Ended February 28, 2005
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule VII
Court Reporting schedules for Insurance Coverage